SCHEDULE 14A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

DRIL-QUIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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Notes:

Reg. § 240.14a-101.

SEC 1913 (3-99)

Dril-Quip, Inc. 6401 N. Eldridge Parkway Houston, Texas 77041

April 6, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders to be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, on May 10, 2012 at 10:00 a.m. For those of you who cannot be present at this annual meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience.

This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors and its committees and personal information about the nominee for the Board. Other matters on which action is expected to be taken during the meeting are also described.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided.

On behalf of the Board of Directors, thank you for your continued support.

Blake T. DeBerry

President and Chief Executive Officer

DRIL-QUIP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2012

To the Stockholders of

Dril-Quip, Inc.:

The annual meeting of stockholders of Dril-Quip, Inc. will be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, on Wednesday, May 10, 2012 at 10:00 a.m., Houston time, for the following purposes:

1.	To elect the nominee named in the Proxy Statement as a director to serve for a three-year term.

2.	To approve the appointment of BDO USA, LLP as independent registered public accounting firm for 2012.

3.	To conduct a non-binding advisory vote to approve the Company’s compensation of its named executive officers.

4.	To approve the amendment and restatement of the 2004 Incentive Plan of Dril-Quip, Inc.

5.	To approve the material terms of the performance goals under the Dril-Quip, Inc. Short Term Incentive Plan to allow certain awards to qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code.

6.	To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

The Board of Directors has fixed March 23, 2012 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof, and only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

By Order of the Board of Directors

Blake T. DeBerry

President and Chief Executive Officer

April 6, 2012

6401 N. Eldridge Parkway

Houston, Texas 77041

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2012.

The Proxy Statement, our annual report to shareholders and other proxy materials are available at http://bnymellon.mobular.net/bnymellon/drq.

Dril-Quip, Inc.

6401 N. Eldridge Parkway

Houston, Texas 77041

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Dril-Quip, Inc., a Delaware corporation, of proxies from the holders of our common stock, par value $.01 per share, for use at the 2012 Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date on which this proxy statement and the accompanying proxy will first be mailed to stockholders is April 6, 2012.

In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by our regular employees. We will pay all costs of soliciting proxies. We will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of such stock.

RECORD DATE AND VOTING SECURITIES

As of the close of business on March 23, 2012, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, we had outstanding and entitled to vote 40,247,051 shares of common stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of our common stock. Proxies indicating stockholder abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the annual meeting. Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed as election inspectors for the annual meeting.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, NYSE rules expressly prohibit brokers holding shares in “street name” for their beneficial holder clients from voting in uncontested director elections on behalf of the clients without receiving specific voting instructions from those clients. Under NYSE rules, brokers will have discretion to vote only on Proposal 2 (approval of the appointment of independent registered public accounting firm). Brokers cannot vote on Proposal 1 (election of director), Proposal 3 (advisory vote to approve executive compensation), Proposal 4 (approval of the amendment and restatement of the 2004 Incentive Plan) or Proposal 5 (approval of the material terms of the performance goals under the Short Term Incentive Plan) without instructions from the beneficial owners. If you do not instruct your broker how to vote on these matters, your broker will not vote for you.

All duly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as director of the nominee listed herein, FOR approval of the appointment of BDO USA, LLP as our independent registered public accounting firm, FOR approval, on an advisory basis, of the compensation of our named executive officers, FOR approval of the amendment and restatement of the 2004 Incentive Plan, FOR approval of the material terms of the performance goals under the Short Term Incentive Plan and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Secretary at our executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the annual meeting and voting in person. Our executive offices are located at 6401 N. Eldridge Parkway, Houston, Texas 77041. For a period of ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at our executive offices.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned directly or indirectly as of March 23, 2012 by (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, director nominees and executive officers and (iii) all executive officers, director nominees and directors as a group.

	Amount of Beneficial Ownership
Name of Beneficial Owner(1)	Number of Shares	Percent of Stock
Blake T. DeBerry (2)	53,000	*
James A. Gariepy (3)	53,000	*
Jerry M. Brooks (4)	41,000	*
James C. Webster (5)	6,000	*
Alexander P. Shukis	—	*
John V. Lovoi	—	*
L. H. Dick Robertson	—	*
All directors and executive officers as a group (7 persons)	153,000	*
J. Mike Walker (6) 8 East Rivercrest Houston, TX 77042	3,922,766	9.7%
BlackRock, Inc. (7) 40 East 52nd Street New York, NY 10022	3,060,353	7.6%
Goldman Sachs Asset Management, L.P. (8) 200 West Street New York, NY 10282	2,144,036	5.3%
Waddell & Reed Financial, Inc. (9) 6300 Lamar Avenue Overland Park, KS 66202	2,068,771	5.1%
Prudential Financial, Inc. (10) 751 Broad Street Newark, New Jersey 07102-3777	2,023,970	5.0%

*	Less than 1%.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. The address of each such person, unless otherwise provided, is 6401 N. Eldridge Parkway, Houston, Texas 77041.

(2)	Includes (a) 18,000 shares of restricted stock held directly by Mr. DeBerry and (b) 35,000 shares of common stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 23, 2012.

(3)	Includes (a) 18,000 shares of restricted stock held directly by Mr. Gariepy and (b) 35,000 shares of common stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 23, 2012.

(4)	Includes (a) 6,000 shares of restricted stock held directly by Mr. Brooks and (b) 35,000 shares of common stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 23, 2012.

(5)	Consists entirely of shares of restricted stock.

(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2012. The filing indicates that Mr. Walker has sole voting and dispositive power with respect to 3,922,766 shares.

(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012. The filing indicates that BlackRock, Inc. has sole voting and dispositive power with respect to 3,060,353 shares.

(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012. Such filing indicates that Goldman Sachs Asset Management, L.P., together with GS Investment Strategies, LLC, has shared voting with respect to 2,105,225 shares and shared dispositive power with respect to 2,144,036 shares.

(9)	Based on a Schedule 13G filed jointly with the Securities and Exchange Commission on February 14, 2012 by Waddell & Reed Financial, Inc. (“WDR”), Waddell & Reed Financial Services, Inc. (“WRFSI”), Waddell & Reed, Inc. (“WRI”), Waddell & Reed Investment Management Company (“WRIMCO”) and Ivy Investment Management Company (“IICO”). WDR has sole voting and dispositive power with respect to 2,068,771 shares. Each of WRI, WRFSI and WRIMCO has sole voting and dispositive power with respect to 1,443,600 shares. IICO has sole voting and dispositive power with respect to 625,171 shares.

(10)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012 by Prudential Financial, Inc. (“Prudential”), Prudential may be deemed the beneficial owner of securities beneficially owned by the following registered investment advisers of which Prudential is the indirect parent: The Prudential Insurance Company of America, Prudential Investment Management, Inc., Jennison Associates LLC (“Jennison”) and Quantitative Management Associates LLC. Prudential may have direct or indirect voting and/or investment discretion with respect to 2,023,970 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential reported having sole voting power with respect to 4,708 shares, shared voting power with respect to 1,594,491 shares, sole dispositive power with respect to 4,708 shares and shared dispositive power with respect to 2,019,262 shares.

Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012 by Jennison, Jennison, in its capacity as investment adviser of several managed portfolios, may be deemed the beneficial owner of shares held by such managed portfolios. Jennison reported having sole voting power with respect to 1,890,451 shares and shared dispositive power with respect to 2,011,662 shares. Prudential indirectly owns 100% of the equity interests of Jennison and may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the shares held by its managed portfolios. Jennison does not file jointly with Prudential, and shares reported by Jennison may be included in the shares reported by Prudential.

PROPOSAL I

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office ending in 2013, 2014 and 2012, respectively. The term for each class expires on the date of the third annual stockholders’ meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

Our Board of Directors has nominated L.H. Dick Robertson for election as a director to serve a three-year term expiring on the date of the annual meeting of stockholders to be held in 2015 (or until his successor is duly elected and qualified). Mr. Robertson currently serves as a member of our Board of Directors. In accordance with our bylaws, directors are elected by a majority of the votes cast at the meeting. This means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Corporate Governance Matters—Majority Voting in Director Elections.”

Our Board of Directors has no reason to believe that Mr. Robertson will not be a candidate for director at the time of the annual meeting or will be unable to serve as a director. If Mr. Robertson becomes unavailable for election, our Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

The Board of Directors recommends that you vote FOR the election of the nominee listed below. Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

Nominee for Class III Director for Three-Year Term to Expire in 2015

The following sets forth information concerning the nominee for election as a director at the annual meeting, including the nominee’s age as of March 23, 2012, position with us, business experience during the past five years and the experiences, qualifications, attributes or skills that caused our Nominating, Governance and Compensation Committee and the Board to determine that the nominee should serve as a director of the Company.

L. H. Dick Robertson, age 77, has been a Class III director since December 2006 and is a member of the Audit Committee and the Nominating, Governance and Compensation Committee of the Board of Directors. Previously, he was the president and chief executive officer of Dual Drilling Company, an international offshore drilling contractor, from 1984 until June 1996, when Dual Drilling merged with Ensco International Incorporated. From June 1996 to the present, Mr. Robertson has been retired. Prior to his employment with Dual Drilling Company, Mr. Robertson served as president and chief executive officer of Republic Drilling & Service, president of Progress Drilling & Marine, Inc., chairman, president and chief executive officer of Atwood Oceanics, Inc. and senior vice president of Global Marine, Inc. Mr. Robertson holds a bachelor of science degree in petroleum engineering and a BBA in general business from Texas A&M University. Mr. Robertson was selected to serve as a director due to his executive experience, including his experience as chief executive officer of contract drilling companies, and his background in the energy industry.

Information Concerning Class I and Class II Directors

The following sets forth information concerning the Class I and Class II directors whose present terms of office will expire at the 2013 and 2014 annual meetings of stockholders, respectively, including each director’s age as of March 23, 2012, position with us, if any, business experience during the past five years and the experiences, qualifications, attributes or skills that caused our Nominating, Governance and Compensation Committee and the Board to determine that the nominee should serve as a director of the Company.

Class I

Alexander P. Shukis, age 67, has been a Class I director since February 2003. He is chairman of the Audit Committee and a member of the Nominating, Governance and Compensation Committee of the Board of Directors. From July 2001 until his retirement in December 2007, Mr. Shukis was the Controller of Corporate Strategies, Inc., a merchant bank. From 1997 to July 2001, Mr. Shukis was self-employed, working as a business consultant. From 1995 to 1997, he was Chief Financial Officer and Director of Great Western Resources, Inc., an exploration and production company. He served as Vice President and Controller of Great Western Resources, Inc. from 1986 to 1995. Mr. Shukis holds a BBA in accounting from the University of Houston. Mr. Shukis was selected to serve as a director due to his extensive financial and accounting background and his knowledge of the energy industry.

Class II

Blake T. DeBerry, age 52, has served as a Class II director and the President and Chief Executive Officer of the Company since October 2011. Prior to that time, he served as our Senior Vice President—Sales and Engineering. Mr. DeBerry has filled various engineering and management positions since his employment began with us in 1988, including as Vice President of Dril-Quip Asia Pacific PTE. Ltd. based in Singapore. Mr. DeBerry holds a bachelor of science degree in mechanical engineering from Texas Tech University. Mr. DeBerry was selected to serve as a director because he is our Chief Executive Officer, he has extensive knowledge of the Company and its operations and people gained over 20 years and he has demonstrated engineering knowledge and technical expertise.

John V. Lovoi, age 51, has been a Class II director since May 2005 and Chairman of the Board since October 2011. He is also chairman of the Nominating, Governance and Compensation Committee and a member of the Audit Committee of the Board of Directors. He is the Managing Partner of JVL Advisors LLC, a private energy investment company established in 2002. From January 2000 to August 2002, Mr. Lovoi was a Managing Director at Morgan Stanley Incorporated, and during this period served as head of the firm’s Global Oil and Gas Research practice and then as head of the firm’s Global Oil and Gas Investment Banking practice. From 1995 to 2000, he was a leading oilfield services and equipment research analyst for Morgan Stanley. Prior to joining Morgan Stanley, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi is a director of Helix Energy Solutions Group, an energy services company, and is a former director of Evergreen Energy, Inc., a provider of energy technology. Mr. Lovoi holds a bachelor of science degree in chemical engineering from Texas A&M University and an MBA degree from the University of Texas at Austin. Mr. Lovoi was selected to serve as a director due to his financial expertise and industry insight, as well as his experience as a director of other public companies.

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure

The offices of Chairman of the Board and Chief Executive Officer are currently separate and have been separate since the retirement of Mr. Walker, our co-founder and former Chairman and Chief Executive Officer, in October 2011. At that time, the Board of Directors appointed Mr. Lovoi as Chairman of the Board and Blake T. DeBerry as President and Chief Executive Officer.

The Board does not have a policy requiring either that the positions of the Chairman of the Board and the Chief Executive Officer should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on the matter when it elects a new chief executive officer or at other times consideration is warranted by circumstances. The Board believes that this structure enables it to fulfill its oversight role in determining the manner in which its leadership is configured with a view toward flexibility and maintaining a structure that best serves our Company and its stockholders.

The Board believes that the current separation of these two important roles is in the best interest of the Company and its stockholders at this time. This structure permits the Chairman to direct board operations and lead the board in its oversight of management and the Chief Executive Officer to develop and implement the Company’s board-approved strategic vision and manage its day-to-day business. The separation of duties also allows Mr. Lovoi and Mr. DeBerry to focus on their new responsibilities as Chairman and Chief Executive Officer, respectively. The Board believes that the independent board chairman helps provide an opportunity for Board members to provide more direct input to management in shaping our organization and strategy and strengthens the Board’s independent oversight of management. To that end, at each regularly scheduled Board meeting, our non-management directors hold executive sessions at which our management is not in attendance. Mr. Lovoi, as Chairman, presides at these sessions.

Board’s Role in the Oversight of Risk Management

The Board of Directors has ultimate oversight responsibility for our system of enterprise risk management. Management is responsible for developing and implementing our program of enterprise risk management. Pursuant to the Audit Committee charter, the Audit Committee has been designated to take the lead in overseeing our risk management process and overall risk management system at the Board level. Accordingly, the Audit Committee meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee also monitors our risk management policies and guidelines concerning risk assessment and risk management. In this role, the Audit Committee receives reports from management and other advisors, and analyzes our risk management process and system, the nature of the material risks we face and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into our overall corporate strategy and day-to-day business operations. Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company. As a result, the Board and Audit Committee periodically ask our executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing our compensation program, the Nominating, Governance and Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us and has concluded that they do not create such risks as presently constituted.

Determinations of Director Independence

Under rules adopted by the New York Stock Exchange, no board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation.

As contemplated by the rules of the NYSE then in effect, the Board adopted categorical standards in 2004 to assist the Board of Directors in making independence determinations. Under the rules then in effect, immaterial relationships that fall within the guidelines were not required to be disclosed separately in proxy statements. As set forth in our Corporate Governance Guidelines, a relationship falls within the categorical standard if it:

•	is not a type of relationship that would preclude a determination of independence under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual;

•

consists of charitable contributions by us to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; or

•	is not a type of relationship that would require disclosure in the proxy statement under Item 404 of Regulation S-K of the SEC.

In its determination of independence, the Board of Directors reviewed and considered all relationships and transactions between each director, his family members or any business, charity or other entity in which the director has an interest on the one hand, and we, our affiliates, or our senior management has an interest on the other. The Board considered the relationships and transactions in the context of the New York Stock Exchange’s objective listing standards, the categorical standards noted above and the additional standards established for members of audit, compensation and governance committees. As a result of this review, the Board of Directors affirmatively determined that Messrs. Lovoi, Robertson and Shukis are independent from us and our management. In addition, the Board of Directors affirmatively determined that Messrs. Lovoi, Robertson and Shukis are independent under the additional standards for audit committee membership under rules of the SEC. The remaining director, Mr. DeBerry, is not independent because of his current service as a member of our senior management.

You can access our Independence Guidelines in our Corporate Governance Guidelines on the Investors section of our website at www.dril-quip.com.

Code of Business Conduct and Ethics

Pursuant to NYSE rules, we have adopted the Dril-Quip, Inc. Code of Business Conduct and Ethics for our directors, officers and employees. The Code of Business Conduct and Ethics, which also meets the requirements of a code of ethics under Item 406 of Regulation S-K, is posted on our website at www.dril-quip.com. Changes in and waivers to the Code of Business Conduct and Ethics for our directors and executive officers will also be posted on our website.

Majority Voting in Director Elections

Our amended and restated bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at this meeting. To be elected, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election. In contested elections, the voting standard will be a plurality of votes cast. Under our bylaws, a contested election is one at which the number of candidates for election as directors exceeds the number of directors to be elected, as determined by our Corporate Secretary as of the tenth day preceding the date we mail or deliver a notice of meeting to stockholders.

Our Corporate Governance Guidelines include director resignation procedures. In brief, these procedures provide that:

•

An incumbent director nominee must submit an irrevocable letter of resignation that becomes effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

•	Each director candidate who is not an incumbent director must agree to submit such an irrevocable resignation upon election as a director;

•	Upon the failure of any nominee to receive the required vote, the Nominating, Governance and Compensation Committee makes a recommendation to the Board on whether to accept or reject the resignation;

•	The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

•

The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our Corporate Governance Guidelines can be found on the Investors section of our website at www.dril-quip.com.

Committees of the Board of Directors

The Board of Directors has appointed two committees: the Audit Committee and the Nominating, Governance and Compensation Committee.

Audit Committee

The current members of the Audit Committee are Mr. Shukis, who serves as Chairman, and Messrs. Lovoi and Robertson. The Board of Directors has determined that Mr. Shukis is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee Charter contains a detailed description of the Audit Committee’s duties and responsibilities. Under the charter, the Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance, and (iv) the performance of our internal audit function. The Audit Committee also has direct responsibility for the appointment, compensation and retention of our independent auditors.

Nominating, Governance and Compensation Committee

The current members of the Nominating, Governance and Compensation Committee are Mr. Lovoi, who serves as Chairman, and Messrs. Robertson and Shukis.

The Board of Directors has approved the Nominating, Governance and Compensation Committee Charter, which contains a detailed description of the Nominating, Governance and Compensation Committee’s responsibilities. Under the charter, the Nominating, Governance and Compensation Committee identifies and recommends individuals qualified to become Board members, consistent with criteria approved by the Board, and assists the Board in determining the composition of the Board and its committees, in monitoring a process to assess Board and committee effectiveness and in developing and implementing our corporate governance guidelines, practices and procedures. In fulfilling its compensation role, the Nominating, Governance and Compensation Committee assists the Board in establishing the compensation of our directors and executive officers in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practice and the requirements of applicable law and regulations and rules of applicable regulatory bodies.

Compensation Matters

In fulfilling its compensation role, the Nominating, Governance and Compensation Committee is authorized to:

•

review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation; evaluate the Chief Executive Officer’s performance in light of those goals and objectives; and either as a committee or together with other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation based on that evaluation, including administering, negotiating any changes to and determining amounts due under the Chief Executive Officer’s employment agreement;

•	review and approve, or make recommendations to the Board with respect to, the compensation of other executive officers, and oversee the periodic assessment of the performance of such officers;

•

from time to time consider and take action on the establishment of and changes to incentive compensation plans, equity-based compensation plans and other benefit plans, including making recommendations to the Board on plans, goals or amendments to be submitted for action by our stockholders;

•

administer our compensation plans, including authorizing the issuance of our common stock and taking other action on grants and awards, determinations with respect to achievement of performance goals, and other matters provided in the respective plans; and

•

review from time to time when and as the Nominating, Governance and Compensation Committee deems appropriate the compensation and benefits of non-employee directors, including compensation pursuant to equity-based plans, and approve, or make recommendations to the Board with respect to, any changes in such compensation and benefits.

In February 2011, in accordance with his employment agreement then in effect, Mr. Walker, our former Chief Executive Officer, proposed, and the Nominating, Governance and Compensation Committee approved, our budget and the companies comprising our industry peers utilized for purposes of determining the 2011 annual cash incentive compensation of Mr. Walker.

In October 2011, pursuant to the recommendations of Mr. DeBerry, who was appointed Chief Executive Officer upon Mr. Walker’s retirement, and based on its own review, the Nominating, Governance and Compensation Committee awarded options to purchase common stock to our Chief Operating Officer, Chief Financial Officer and General Counsel and a specified amount of options to purchase common stock to be distributed among key employees at the discretion of Mr. DeBerry. The Nominating, Governance and Compensation Committee also awarded options to Mr. DeBerry. Subject to certain limitations, our long term incentive plan permits the Nominating, Governance and Compensation Committee to delegate its duties under the plan to the Chairman of the Board and our senior officers.

The Nominating, Governance and Compensation Committee has the authority to engage a third-party consultant at any time. After Mr. Walker’s retirement, the Nominating, Governance and Compensation Committee engaged a third-party consultant, Meridian Compensation Partners, LLC (“Meridian”), to evaluate and recommend appropriate modifications to our compensation program consistent with our program’s objectives. Meridian completed its report in November 2011 and, pursuant to Meridian’s recommendations and its own analysis, the Nominating, Governance and Compensation Committee awarded shares of restricted stock to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel in December 2011. The Nominating, Governance and Compensation Committee also increased the salaries of these officers to levels considered appropriate for officers in our peer group.

The Nominating, Governance and Compensation Committee also met in February 2012 to determine the annual cash incentive compensation earned during 2011 by Mr. Walker (subject to proration based on the number of days worked) pursuant to the terms of his employment agreement. The Nominating, Governance and

Compensation Committee also determined an appropriate 2011 annual cash incentive award for Mr. DeBerry. Mr. DeBerry proposed the amount of the 2011 annual cash incentive awards for the Chief Operating Officer, Chief Financial Officer and General Counsel, which the Nominating, Governance and Compensation Committee reviewed and approved. Please see “Executive Compensation—Compensation Discussion and Analysis” for information about the Company’s 2011 executive officer compensation.

The Nominating, Governance and Compensation also engaged a second third-party consultant, Pearl Meyer & Partners, to prepare an analysis of the return on capital for our industry peers for use in determining the annual cash bonus of Mr. Walker pursuant to his employment agreement. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Compensation” for information regarding the determination of the annual cash bonus for Mr. Walker.

Selection of Nominees for the Board of Directors

Identifying Candidates

The Nominating, Governance and Compensation Committee solicits ideas for potential Board candidates from a number of sources, including members of the Board of Directors, our executive officers, individuals personally known to the members of the Nominating, Governance and Compensation Committee and research. In addition, the Nominating, Governance and Compensation Committee will consider candidates submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address indicated on the first page of this proxy statement. Although the Board does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating, Governance and Compensation Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Nominating, Governance and Compensation Committee. The Nominating, Governance and Compensation Committee did not receive any candidate submissions during 2011. The Nominating, Governance and Compensation Committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis.

In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating, Governance and Compensation Committee. To nominate a director using this process, the stockholder must follow certain procedures required by the Bylaws which are described under “Additional Information—Advance Notice Required for Stockholder Nominations and Proposals” below.

Evaluating Candidates

The members of the Nominating, Governance and Compensation Committee are responsible for assessing the skills and characteristics that candidates for election to the Board should possess, as well as the composition of the Board as a whole. This assessment will include the qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of skills and experience in the context of the needs of the Board. The charter of the Nominating, Governance and Compensation Committee requires the Committee to evaluate each candidate for election to the Board in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in a number of areas. Each candidate must meet certain minimum qualifications, including:

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the nominee’s service on other public company boards; and

•

skills and expertise complementary to the existing Board members’ skills; in this regard, the Nominating, Governance and Compensation Committee will consider the Board’s need for operational, sales, management, financial or other relevant expertise.

The Nominating, Governance and Compensation Committee may also consider the ability of the prospective candidate to work with the then-existing interpersonal dynamics of the Board and her or his ability to contribute to the collaborative culture among Board members.

Based on this initial evaluation, the Nominating, Governance and Compensation Committee will determine whether to interview the candidate, and if warranted, will recommend that one or more of its members and senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the Nominating, Governance and Compensation Committee recommends to the Board a slate of director nominees for election at the next annual meeting of stockholders or for appointment to fill vacancies on the Board.

Information Regarding Meetings

During 2011, the Board of Directors held six meetings. The Audit Committee met four times and the Nominating, Governance and Compensation Committee met five times. During 2011, all current directors attended at least 75% of the meetings of the Board of Directors and the committees thereof held during the period of such director’s service.

We expect, but do not require, Board members to attend the annual meeting. Last year, all but one of our Board members attended the annual meeting.

Stockholder Communications

Stockholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to “Board of Directors (Independent Members)” in care of the Corporate Secretary at the address indicated on the first page of this proxy statement.

Stockholders and other interested parties may communicate directly with the Board of Directors by sending a written communication in an envelope addressed to “Board of Directors” in care of the Corporate Secretary at the address indicated on the first page of this proxy statement.

Website Availability of Governance Documents

You can access our Corporate Governance Guidelines, Code of Business Conduct and Ethical Practices, Audit Committee Charter and Nominating, Governance and Compensation Committee Charter on the Investors section of our website at www.dril-quip.com. Information contained on our website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any stockholder who so requests may obtain a printed copy of the governance documents from the Corporate Secretary at the address indicated on the first page of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The Nominating, Governance and Compensation Committee is comprised entirely of Messrs. Lovoi, Shukis and Robertson, each of whom is an independent director. None of the members of the Nominating, Governance and Compensation Committee during fiscal 2011 or as of the date of this proxy statement is or has been an officer or employee of Dril-Quip and no executive officer of Dril-Quip served on the compensation committee or board of any company that employed any member of Dril-Quip’s Nominating, Governance and Compensation Committee or Board.

Policies and Procedures for Approval of Related Person Transactions

The Board has adopted a written policy implementing procedures for the review, approval or ratification of related person transactions. The policy applies to any transaction in which (1) we are a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Nominating, Governance and Compensation Committee is responsible for reviewing, approving and ratifying any related person transaction. The Nominating, Governance and Compensation Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of us and our stockholders.

RELATED PERSON TRANSACTIONS

Employment Agreements with Executive Officers

In connection with senior management changes made as a result of Mr. Walker’s retirement in October 2011, on December 8, 2011, we entered into employment agreements with Blake T. DeBerry, President and Chief Executive Officer, James A. Gariepy, Senior Vice President and Chief Operating Officer, Jerry M. Brooks, Vice President—Finance and Chief Financial Officer, and James C. Webster, Vice President—General Counsel and Secretary. The agreements are effective as of December 8, 2011. The following summary of the employment agreements does not purport to be complete and is qualified by reference to the form of the agreements, which have been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on the first page of this proxy statement.

Each employment agreement has an initial three-year term but automatically extends for one additional year on the third anniversary of the effective date and on each subsequent anniversary of the effective date. Pursuant to the employment agreements, each executive will receive an annual base salary at least equal to the annual base salary earned by such executive immediately prior to the effective date. In addition to an annual salary, each executive will be eligible to receive an annual bonus to be determined each year in accordance with our normal bonus practices or under any annual bonus plan adopted by us after the effective date. Each executive will also be entitled to paid vacation in accordance with the Company’s policies, to receive benefits consistent with our other senior executives, including medical, life and disability insurance, and to participate in our incentive, savings and retirement plans. Each employment agreement is subject to the right of the Company and each respective executive to terminate his employment at any time. The employment agreements provide certain benefits upon termination or change-in-control. For more information, see “Executive Compensation—Potential Payments Upon Termination or Change-in-Control.”

In addition, each executive is subject to a perpetual covenant not to use or disclose our trade secrets or confidential information and, if the executive is terminated after the first anniversary of the effective date, non-competition and non-solicitation covenants during the term of his employment and for 12 months following his termination.

Former Chief Executive Officer

In connection with our initial public offering, we entered into an employment agreement with Mr. Walker, our Chief Executive Officer, which, as amended effective December 31, 2009 in order to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, was in effect until his retirement in October 2011. In connection with Mr. Walker’s retirement as our Chairman and Chief Executive Officer, we and Mr. Walker agreed that Mr. Walker’s employment terminated effective October 20, 2011 under circumstances entitling him to severance under his employment agreement. For more information regarding Mr. Walker’s severance benefits as a result of his retirement pursuant to his employment agreement, see “Executive Compensation—Potential Payments Upon Termination or Change-in-Control.”

The following summary of Mr. Walker’s employment agreement does not purport to be complete and is qualified by reference to the form of the agreement, which has been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on the first page of this proxy statement.

The agreement provided for an annual base salary, as well as an annual performance bonus for each twelve-month period ending on December 31 equal to up to 120% of Mr. Walker’s annual base salary, with the precise amount of the bonus determined based on specific Company performance goals. The performance goals, which are equally weighted, are based on our (i) annual earnings before interest and taxes (“EBIT”) measured against our annual budget or plan, and (ii) annual return on capital (defined as EBIT divided by total assets less current liabilities) compared to a peer group of companies. In addition, the agreement provided that Mr. Walker would receive an annual grant of a number of options under our incentive plan equal to Mr. Walker’s base salary multiplied by three and divided by the market price of the common stock on the grant date. The agreement provided that Mr. Walker’s compensation, including his annual base salary, annual performance bonus and annual grant of options, would be reviewed at least annually by the Nominating, Governance and Compensation Committee and would be subject to increase at any time and from time to time on a basis determined by the Nominating, Governance and Compensation Committee, in the exercise of its sole discretion. The agreement also entitled Mr. Walker to participate in all of our incentive, savings, retirement and welfare benefit plans in which other executive officers participate. The agreement required us to maintain a flexible perquisites spending account in the amount of $25,000 each year for use in paying for membership dues, costs associated with purchasing or leasing an automobile, financial counseling, tax return preparation and mobile phones. We were required to pay the unused and remaining balances of such accounts annually to Mr. Walker. See “Executive Compensation—Potential Payments upon Termination or Change-in-Control.”

The agreement also provides that, after termination thereof, Mr. Walker will not divulge any of our confidential information, knowledge or data. In addition, the agreement required Mr. Walker to disclose and assign to us any and all conceptions and ideas for inventions, improvements and valuable discoveries made by Mr. Walker which pertain primarily to our material business activities.

DIRECTOR COMPENSATION

Effective as of January 1, 2011, each non-employee director receives an annual fee of $75,000, plus a fee of $1,000 for attendance at each Board meeting and $1,000 for each committee meeting. All directors are reimbursed for their out-of-pocket expenses and other expenses incurred in attending meetings of the Board or committees thereof and for other expenses incurred in their capacity as directors.

The following table sets forth a summary of the compensation paid to our non-employee directors for 2011:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
John V. Lovoi	$90,000	—	—	—	—	—	$90,000
L.H. Dick Robertson	$90,000	—	—	—	—	—	$90,000
Alexander P. Shukis	$90,000	—	—	—	—	—	$90,000

In December 2011, the Nominating, Governance and Compensation Committee increased Mr. Lovoi’s annual fee for 2012 to $150,000 due to his increased responsibilities as Chairman of the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The primary objectives of our compensation programs are to attract and retain talented executive officers and to deliver rewards for superior corporate performance. We had five named executive officers in 2011: our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and J. Mike Walker, who served as our Chief Executive Officer until his retirement in October 2011. An employment agreement entered into prior to the closing of our initial public offering in 1997 (and amended effective December 31, 2009) governed the 2011 compensation of Mr. Walker as Chief Executive Officer. The compensation of our other named executive officers was at the discretion of the Nominating, Governance and Compensation Committee (the “Committee”) and, on and after December 8, 2011, was governed in part by employment agreements entered into with those executives at that time. The employment agreements are described under “Related Person Transactions—Employment Agreements with Executive Officers” and “—Former Chief Executive Officer” and “Executive Compensation—Potential Payments Upon Termination or Change-in-Control.”

Purpose of the Executive Compensation Program

Our executive compensation program has been designed to accomplish the following objectives:

•	align executive compensation with performance and appropriate peer group comparisons;

•	produce long-term, positive results for our stockholders;

•	create a proper balance between building stockholder wealth and executive wealth while maintaining good corporate governance; and

•	provide market-competitive compensation and benefits that will enable us to attract, motivate and retain a talented workforce.

Administration of Executive Compensation Program

Our executive compensation program is administered by the Committee. The specific duties and responsibilities of the Committee are described in this proxy statement under “Corporate Governance Matters—Committees of the Board of Directors—Nominating, Governance and Compensation Committee.” The Committee normally meets each February or March to set cash bonuses earned during the prior year and to review and, as appropriate, make changes to the executive compensation program. The Committee also normally meets in September or October to determine base salaries for our executive officers and award equity-based compensation. The Committee also meets at other times during the year and acts by written consent when necessary or appropriate.

Our Chief Executive Officer recommends the base salaries of our other executive officers. Our Chief Executive Officer also periodically reviews and recommends specific performance metrics to be used for determining our annual cash incentive payments. These recommendations are then presented to the Committee for its consideration and approval. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to the Company, improvement in organizational and employee development and accomplishment of strategic priorities. Our Chief Executive Officer does not make any recommendations regarding his own compensation.

Role of Consultants

The Committee has the authority to engage a third-party consultant at any time. To assist in carrying out its responsibilities, the Committee retained Pearl Meyer & Partners and Meridian Compensation Partners, LLC (“Meridian”) to provide independent advice on executive compensation and to perform specific tasks as requested by the Committee. The consultants report directly to the Committee, which pre-approved the scope of work and the fees charged. The Committee reviewed and assessed the independence and performance of each consultant in order to confirm that the consultants were independent and met all applicable regulatory requirements. No other services were provided to us by Pearl Meyer & Partners or Meridian in 2011.

While Pearl Meyer & Partners was retained for the return on capital analysis described below required under Mr. Walker’s employment agreement, in October 2011, the Committee engaged Meridian to evaluate our compensation program consistent with our program’s policies and objectives. The Committee directed Meridian to review the base salary and short term and long term incentive of our named executive officers. In order to ensure that our compensation programs are market-based, Meridian analyzed and matched the position and responsibilities of each named executive officer to publicly available data from a peer group of oilfield service companies.

For 2011, the peer group for Meridian’s analysis consisted of the following 12 publicly traded oilfield services companies: Oceaneering International, Inc., Oil States International, Inc., Superior Energy Services, Inc., Atwood Oceanics, Inc., Complete Production Services, Inc., Helix Energy Solutions Group, Inc., Hercules Offshore, Inc., Hornbeck Offshore Services, Inc., Gulfmark Offshore, Inc., Parker Drilling Company, Newpark Resources, Inc. and Tesco Corporation.

This peer group of companies represents a group of companies in the oilfield services industry of comparable size to Dril-Quip based on measures such as enterprise value, revenues, market capitalization and assets. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.

Pursuant to Meridian’s recommendations and its own analysis, the Committee implemented certain modifications to the compensation of our named executive officers which are further described below.

Elements of Compensation

General

Our executive compensation program generally consists of the following elements:

•	base salary;

•	annual incentive compensation in the form of cash bonuses;

•	long-term stock-based incentive compensation consisting of stock option and restricted stock awards;

•	contributions to our 401(k) retirement plan; and

•	benefits such as medical and dental insurance.

We primarily seek to reward achievement of our short-term goals with base salary and annual cash incentive compensation, while long-term interests are rewarded through long-term equity awards. We believe that base salaries should be at levels competitive with peer companies that compete with us for business opportunities and executive talent, and annual cash bonuses and stock option awards should be at levels which reflect progress toward our corporate goals and individual performance. In general, salary level and annual and long term incentive compensation for each current named executive officer are based on market data for the officer’s position. Compensation levels can vary compared to the market due to a variety of factors such as experience, scope of responsibilities, tenure and individual performance.

Relative Size of Major Compensation Elements

The relative sizes of the components of an executive’s compensation are determined in the sole discretion of the Committee, often with reference to recommendations by third party consultants. Pursuant to their employment agreements, however, the Committee may not reduce the salary of our current named executive officers. The relative size of Mr. Walker’s compensation components were generally provided for under his employment agreement. Pursuant to Mr. Walker’s employment agreement, the Committee was able to increase (but not decrease) his base salary, annual bonus and annual option grants on a basis determined by the Committee in its sole discretion.

Factors taken into account in determining compensation for all executive officers are our performance and the executive’s responsibilities, experience, leadership, potential future contributions and demonstrated individual performance. The Committee seeks to achieve the appropriate balance between immediate cash rewards for the achievement of company-wide and personal objectives and long-term incentives that align the interests of our executive officers with those of our stockholders. In setting executive compensation, the Committee considers the aggregate compensation payable to an executive officer and the form of the compensation. The Committee also considered the results of the 2011 advisory vote on executive compensation and based upon the strong stockholder support, believes that its approach to executive compensation is appropriate.

The following table summarizes the relative size of base salary and incentive compensation for 2011 for each of our named executive officers:

Name	Base Salary	Annual Cash Incentive	Long-Term Stock-Based Incentive
Blake T. DeBerry	14%	11%	75%
James A. Gariepy	14%	10%	76%
Jerry M. Brooks	25%	12%	63%
James C. Webster	19%	20%	61%
J. Mike Walker	81%	19%	0%

Base Salary

We evaluate base salaries for our named executive officers annually. The base salary for our Chief Executive Officer is reviewed and approved by the Committee. Adjustments to the base salary of our other executive officers are recommended by our Chief Executive Officer for approval by the Committee. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provide an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.

Current Executive Officers

Base salaries for our named executive officers are based on a review of numerous factors, including our financial and operating performance during the relevant period and the executive officer’s experience level and contribution to our success. Salary determinations are subjective and are not based on any formula. The Committee and the Chief Executive Officer, as applicable, make a subjective assessment of our actual financial results compared to our overall annual budget based on the financial statements as a whole, taking into account market and economic conditions unknown during the preparation of the relevant annual budgets. Among other items, the Committee and the Chief Executive Officer compare our actual revenues and expenses, operating income, net income and earnings per share to the budgeted amounts for these items. In addition, annual adjustments to base salary also reflect changes or responses to changes in market data.

In determining the current base salaries, the relevant budgetary data available to the Committee included information from the last six months of 2010 and the first nine months of 2011. The 2010 budget was prepared by Mr. Walker and Larry E. Reimert, our former Co-Chief Executive Officer, and approved by the Committee at its February 2010 meeting. The 2011 budget was prepared by Mr. Walker and approved by the Committee at its February 2011 meeting. For the twelve months ended June 30, 2011, the relevant portions of the Company’s

2010 and 2011 annual budgets forecasted revenues of $552 million, expenses of $415 million, operating income of $137 million, net income of $100 million and earnings per share of $2.49. Actual results for the same periods were revenues of $556 million, expenses of $430 million, operating income of $126 million, net income of $92 million and earnings per share of $2.30. In addition, the Committee recognized, and took into account, economic and market factors affecting the Company during the period, including the continued weakness in demand for our products in the Gulf of Mexico.

The salaries of our current executive officers for the first 11 months of the year were recommended by Mr. Walker in his capacity as Chief Executive Officer. In February 2011, in connection with the review of certain of our senior management, Mr. Walker recommended a base salary of $285,000 for Mr. Brooks effective March 7, 2011 as the only other named executive officer in addition to Mr. Walker at that time. Mr. Webster was employed as Vice President and General Counsel effective February 28, 2011 at a base salary of $250,000. In July 2011, Mr. DeBerry assumed the position of Senior Vice President—Sales and Engineering and Mr. Gariepy assumed the position of Senior Vice President—Manufacturing, Project Management and Service. In connection with their new duties, Mr. Walker recommended, and the Committee reviewed and approved, an increase in each of their respective annual salaries to $350,000.

In October 2011, in connection with Mr. Walker’s retirement, Mr. DeBerry was appointed President and Chief Executive Officer and Mr. Gariepy was appointed Senior Vice President and Chief Operating Officer. At that time, the Committee engaged Meridian to evaluate our compensation program consistent with our program’s policies and objectives and market data. Based on analysis in Meridian’s November 2011 report, the Committee approved increases in the salaries of Messrs. DeBerry, Gariepy, Brooks and Webster to $600,000, $550,000, $350,000 and $300,000, respectively, effective December 8, 2011. These salaries are expected to remain in effect until October 2012.

Former Chief Executive Officer

Mr. Walker’s base salary in 2011 of $605,000 was determined by the Committee in October 2010. In determining such base salary, the relevant budgetary data available to the Committee included information from the last six months of 2009 and the first six months of 2010. The 2009 and 2010 budgets were prepared by Mr. Walker and Mr. Reimert and approved by the Committee at its March 2009 and February 2010 meetings, respectively. For the twelve months ended June 30, 2010, the relevant portions of the Company’s 2009 and 2010 annual budgets forecasted revenues of $538 million, expenses of $408 million, operating income of $130 million, net income of $94 million and earnings per share of $2.36. Actual results for the same periods were revenues of $564 million, expenses of $419 million, operating income of $145 million, net income of $107 million and earnings per share of $2.70. In addition, the Committee recognized, and took into account, economic and market factors affecting the Company during the period, including the ongoing economic recession in the United States and general economic contraction worldwide, the ongoing credit crisis and weakness in the global financial system and the offshore drilling moratorium in the Gulf of Mexico. As a result of his retirement, the Committee did not consider Mr. Walker’s salary in October 2011.

Annual Cash Incentive Compensation

Our annual incentive compensation award provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for the Company, as well as to recognize the employee’s performance during the year.

Current Executive Officers

2011 Awards. The annual cash incentive award for performance in 2011 for our current executive officers was determined by the Committee in its discretion. The annual cash incentive potential for each of our executives ranged from 0% of his base salary to any amount deemed appropriate by the Committee and was based in part on the satisfactory completion of personal and financial objectives during the previous fiscal year. Mr. Walker and the Committee discussed the personal and financial objectives for Mr. Brooks at the beginning of 2011 in connection with a review of senior management. Mr. Walker also discussed personal objectives with Mr. Webster upon Mr. Webster’s employment with us in February 2011. The objectives for Mr. DeBerry and Mr. Gariepy were discussed in July when Mr. DeBerry assumed the position of Senior Vice President—Sales and Engineering and Mr. Gariepy assumed the position of Senior Vice President—Manufacturing, Project Management and Service. These objectives were modified by the Committee upon Mr. Walker’s retirement in October 2011 when Mr. DeBerry was appointed President and Chief Executive Officer and Mr. Gariepy was appointed Senior Vice President and Chief Operating Officer.

In March 2012, based on determinations made by the Committee, we awarded a bonus of $250,000 to Mr. DeBerry. At the same time, we awarded bonuses of $230,000 to Mr. Gariepy, $140,000 to Mr. Brooks and $120,000 to Mr. Webster based on the recommendations of Mr. DeBerry, which were subsequently reviewed and approved by the Committee. The awards were based in part on our executive officers’ satisfactory completion of personal and financial objectives during 2011.

2012 Awards. In December 2011, based on the recommendations of Meridian, the Committee instituted a cash bonus plan for its executive officers for their performance in 2012 (the “2012 Bonus Plan”). Under the terms of the 2012 Bonus Plan, each executive’s bonus award for 2012 performance will be calculated based on (i) our performance in the 12-month period ending December 31, 2012 against target performance, (ii) the executive officer’s achievement of personal objectives and (iii) the bonus target amounts for each executive officer which are set by the Committee. In December 2011, the annual cash incentive target for each of our executive officers was set by the Committee at the following percentages of their salaries: 100% for each of Mr. DeBerry and Mr. Gariepy, 75% for Mr. Brooks and 50% for Mr. Webster.

At the beginning of 2012, our Chief Executive Officer proposed, and the Committee approved, our budget for 2012, including EBIT. Our Chief Executive Officer also discussed certain personal objectives with each executive. Our EBIT (which is the same as operating income) was chosen by the Committee as the relevant Company performance metric for the 2012 annual cash incentive awards. Our EBIT for 2012 will be calculated by our Chief Financial Officer, based upon our audited financial statements, and presented to the Committee. The Committee will review the calculations as prepared by our Chief Financial Officer and determine the applicable performance percentages for purposes of determining the amount of the bonus in accordance with the following threshold, target and maximum amounts:

	EBIT Element (70% of Bonus Determination)
	EBIT Performance as % of Budget	EBIT Bonus Target Multiplier
Maximum	120%	200%
	117	184.0
	114	170.0
	111	156.0
	108	142.0
	105	128.0
	102	114.0
Target	100%	100%
	97	92.0
	94	85.0
	91	78.0
	88	71.0
	85	64.0
	82	57.0
Threshold	80%	50%
	less than 80%	0%

The bonus amount will be determined by multiplying the dollar amount of each executive officer’s incentive target by the appropriate EBIT Bonus Target Multiplier and then subtracting up to 30% of that product for any personal objectives that are not satisfied. The determination of whether personal objectives are satisfied will be at the discretion of our Chief Executive Officer and the Committee for our Chief Operating Officer, Chief Financial Officer and General Counsel, and at the discretion of the Committee for our Chief Executive Officer.

Beginning in 2013, and subject to stockholder approval, our annual cash incentive compensation awards will be governed by the terms of the Dril-Quip, Inc. Short Term Incentive Plan. Please refer to “Proposal V—Approval of the Short Term Incentive Plan” for a description of the material terms of the plan.

Former Chief Executive Officer

Under his employment agreement, Mr. Walker is entitled to an annual cash bonus equal to up to 120% of his then applicable annual base salary, with:

•	a bonus equal to up to 60% of the annual base salary based on the our EBIT measured relative to our budget or plan for each twelve-month period ended December 31; and

•

a bonus equal to up to 60% of the annual base salary based on our return on capital (defined as (a) EBIT divided by (b) total assets less current liabilities) assessed relative to our industry peers during each twelve-month period ended September 30.

In accordance with his employment agreement, at the beginning of 2011, Mr. Walker proposed, and the Committee approved, our budget or plan for 2011 and the companies comprising our industry peers utilized for these compensation measures. Our EBIT and return on capital for 2011 were calculated by our Chief Financial Officer, based upon our audited financial statements, and were presented to the Committee. The Committee reviewed the calculations as prepared by our Chief Financial Officer and an analysis of the return on capital for the industry peers prepared by Pearl Meyer & Partners and determined the applicable performance percentages for purposes of determining the amount of the bonus in accordance with the following threshold, target and maximum amounts:

	EBIT Element		Return on Capital Element
	EBIT Performance as % of Budget	EBIT Incentive Pay as % of Base Salary	Return on Capital Performance (percentile relative to industry peers)	Return on Capital Incentive as % of Base Salary
Maximum	130%	60.0	75th	60.0
	127	57.0	72	57.0
	124	54.0	69	54.0
	121	51.0	66	51.0
	118	48.0	63	48.0
	115	45.0	60	45.0
	112	42.0	58	42.0
	109	39.0	56	39.0
	106	36.0	54	36.0
	103	33.0	52	33.0
Target	100%	30.0	50th	30.0
	97	28.0	48	28.0
	94	26.0	46	26.0
	91	24.0	44	24.0
	88	22.0	42	22.0
	85	20.0	40	20.0
	82	18.0	38	18.0
	79	16.0	36	16.0
	76	14.0	34	14.0
	73	12.0	32	12.0
Threshold	70%	10.0	30th	10.0
	less than 70%	0.0	0.0	0.0

EBIT Performance Relative to 2011 Budget. The 2011 budget was prepared by Mr. Walker and approved by the Committee at its February 2011 meeting. Mr. Walker began the budget-drafting process for 2011 in October 2010 with the preparation of sales forecasts by our sales and marketing managers in each of our geographic segments. The sales forecasts were reviewed by Mr. Walker, who approved the forecasts for budget purposes. Mr. Walker then directed our general management to propose budgets based on the approved sales forecasts. A final determination of the proposed budget was reviewed by Mr. Walker and presented to the Committee prior to its February 2011 meeting.

For the twelve-month period ended December 31, 2011, our EBIT was $129.6 million, compared to our budget of $143.4 million for the same period. This resulted in a performance percentage of 90.4% relative to our 2011 budget.

Return on Capital Relative to Peer Group. The Committee determined a portion of the performance bonus paid to Mr. Walker by comparing our annual return on capital against an industry peer group. The peer group data provided guidance but did not dictate the setting of Mr. Walker’s performance bonus. The peer group consisted of companies in the oil and gas equipment and services industry that compete with us for executive talent and, with respect to certain of the companies, compete with us for business opportunities. The peer group was chosen and presented to the Committee by Mr. Walker. The Committee approved the selection of companies in the peer group at its February 2011 meeting.

For 2011, the peer group included six companies: Cameron International Corporation, FMC Technologies, Inc., National Oilwell Varco, Inc., Oceaneering International, Inc., Oil States International, Inc. and Weatherford International Ltd. Two of the peer group companies, Cameron International Corporation and FMC Technologies, Inc., are our direct competitors. The peer group companies have revenues ranging from $2.2 billion to $14.7 billion and an average revenue of approximately $6.0 billion.

For the twelve-month period ended September 30, 2011, our return on capital was 13.31%, which resulted in our being ranked in the 17th percentile relative to our peer group.

The formula resulted in an annual bonus award of 23.6% of base salary. Pursuant to the terms of his employment agreement, the amount of the bonus was prorated based on the number of days Mr. Walker was employed by us in 2011. Accordingly, in February 2012, the Committee awarded a bonus of $115,000 to Mr. Walker for his performance in 2011. See “—Summary Compensation Table” and “—Potential Payments Upon Termination or Change-in-Control.”

Long-Term Stock-Based Incentive Compensation

Stock Option Grants. The Committee is responsible for option grants under our stock option plan. The Committee approves the grant of options at meetings of the Committee, and has not in the past granted options by written consent. The Committee establishes an award for our current named executive officers and a total number of awards for non-executive employees and delegates to the Chief Executive Officer and Chief Operating Officer the distribution of such awards to our non-executive employees. There is no distinction in the timing of option grants to executive officers and employees generally. All actions of the Committee and our Chief Executive Officer with respect to option awards are required to be completed on or before the grant date. Historically, all of our annual stock option grants have been made on October 28, the anniversary of the closing of our initial public offering (or if such date is not a business day, the preceding business day). The exercise price of the options awarded is the closing market price of our common stock on the date of grant. We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

In determining the amount, if any, of stock options granted to our current named executive officers and our other key employees, the Committee considers numerous factors, including, among others, the following:

•	our financial and operating performance during the relevant period;

•	the executive’s contribution to our success;

•	the level of competition for executives with comparable skills and experience; and

•	the total number of stock options granted to an executive over the course of his or her career, together with the retentive effect of additional stock option grants.

In October 2011, the Committee granted options to purchase 15,000 shares of our common stock to each of our Chief Executive Officer and Chief Operating Officer, options to purchase 10,000 shares of common stock to our Chief Financial Officer, options to purchase 8,000 shares of common stock to our General Counsel and authorized the grant of options to purchase a total of 173,000 shares of common stock to be distributed among key employees at the discretion of our Chief Executive Officer and Chief Operating Officer.

Also in October 2011, pursuant to Mr. Walker’s employment agreement with us, the Committee met and approved the vesting of Mr. Walker’s stock options that were outstanding at the time of the termination of his employment agreement. Because Mr. Walker retired prior to October 28, 2011, he was awarded no options on that date. See “—Summary Compensation Table.”

Restricted Stock Grants. Based on the market analysis provided by Meridian, the Committee also elected to award our current named executive officers shares of restricted stock in December 2011. The Committee believed adding a restricted stock award to the Company’s long term stock-based compensation was required to maintain a competitive compensation package. The Committee considered the same factors enumerated above for its grant of restricted stock. Based on these considerations, the Committee awarded each of Messrs. DeBerry and Gariepy with 18,000 shares of restricted stock and each of Messrs. Brooks and Webster with 6,000 shares of restricted stock.

Other Benefits

We provide our executive officers with other personal benefits that we believe are reasonable and consistent with our overall compensation program.

The employment agreements of our current named executive officers and Mr. Walker provide certain benefits upon termination which are described under “—Potential Payments Upon Termination or Change-in-Control.”

We seek to provide benefit plans, such as medical, life and disability insurance, in line with market conditions. Executive officers are eligible for the same benefit plans provided to other employees, including insurance plans and supplemental plans chosen and paid for by employees who wish additional coverage. We do not have any special insurance plans for executive officers.

Post-Employment Benefits

We make contributions to the Dril-Quip, Inc. 401(k) Plan, which is a voluntary and contributory plan for eligible employees. Our contributions, which are based on a percentage of matching employee contributions, totaled approximately $2.5 million in 2011, which includes an aggregate of $43,139 for our named executive officers’ benefit.

Impact of Accounting and Tax Treatments

Accounting Treatment

Under FASB ASC 718, “Share-Based Payment” (“ASC 718”), we recognize the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards. We utilize a standard option pricing model (i.e., Black-Scholes) to measure the fair value of stock options under ASC 718. Restricted stock awards are measured based on the fair value of the stock at the date of grant.

Tax Treatment

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the three other most highly compensated officers other than the Chief Financial Officer. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing our executive compensation program, we believe it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Shareholder Advisory “Say-on-Pay” Vote

At our 2012 annual meeting, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” vote. This vote provides our stockholders the opportunity to express their views regarding the compensation program for our named executive officers as disclosed in this proxy statement. As an advisory vote, the say-on-pay vote at our 2012 annual meeting will not be binding upon the Company or the Board of Directors. However, the Board of Directors values the opinions expressed by our stockholders, and the Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. For additional information, please refer to “Proposal III: Advisory Vote to Approve Executive Compensation” beginning on page 36.

The advisory vote at our 2012 annual meeting will be our second “say-on-pay” vote. We conducted our first say-on-pay vote at our 2011 annual meeting at which an advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for our 2011 annual meeting, was approved by approximately 95% of the shares that were voted either for or against the resolution (excluding abstentions and broker non-votes). We have considered the favorable results of this vote, and the Committee has not made any changes to our overall executive compensation program as a direct result of the vote. The Committee has, however, made certain changes to our executive compensation program, as described above, due to changes in our senior management.

At our 2011 annual meeting, we also conducted an advisory vote on the frequency of future stockholder advisory votes on executive compensation, at which the Board of Directors recommended that our stockholders vote in favor of holding annual say-on-pay votes instead of the other options presented. At our 2011 annual meeting, approximately 87% of the shares that were voted in favor of one of the three available frequency recommendations (excluding abstentions and broker non-votes) voted in favor of an annual frequency, approximately five percent voted in favor of holding future votes once every two years, and approximately eight percent voted in favor of holding future votes once every three years. In May 2011, we disclosed that, in accordance with the results of the advisory vote, we intend to hold future say-on-pay votes annually until we next hold an advisory vote on the frequency of say-on-pay votes as required under SEC rules.

Compensation Committee Report

The Nominating, Governance and Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Nominating, Governance and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Nominating, Governance and Compensation Committee

John V. Lovoi

L.H. Dick Robertson

Alexander P. Shukis

Summary Compensation Table

The following table sets forth information regarding the compensation of our Chief Executive Officer, our Chief Operating Officer and our General Counsel for services rendered in all capacities during 2011 and of Mr. Walker, our former Chief Executive Officer, and our Chief Financial Officer (all five officers collectively, the “named executive officers”) for services rendered in all capacities during 2009, 2010 and 2011:

	Year	Salary		Bonus		Stock Awards(1)	Option Awards(2)		Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)		Total
Blake T. DeBerry President and Chief Executive Officer	2011	$322,404		$250,000		$1,252,620	$485,700		—	$388,002	(5)	$2,698,726
James A. Gariepy Senior Vice President and Chief Operating Officer	2011	320,096		230,000		1,252,620	485,700		—	361,506	(6)	2,649,922
Jerry M. Brooks	2011	295,019		140,000		417,540	323,800		—	10,499		1,186,858
Vice President—Finance and	2010	267,116		100,000		—	317,600		—	10,523		695,239
Chief Financial Officer	2009	252,116		90,000		—	242,200		—	10,522		594,838
James C. Webster Vice President—General Counsel and Secretary	2011	208,192	(7)	220,000	(8)	417,540	259,040		—	5,085		1,109,857
J. Mike Walker	2011	497,962		—		—	1,351,456	(9)	115,000	3,596,117	(10)	5,560,535
Former Chairman of the Board	2010	589,615		—		—	861,236		530,000	34,800		2,015,651
and Chief Executive Officer	2009	569,615		—		—	871,557		477,000	34,800		1,952,972

(1)	Amounts reflect the aggregate grant date fair value of restricted stock awards computed in accordance with ASC 718. Assumptions used in the calculation of this amount are included in footnote 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2012.

(2)	Amounts reflect the aggregate grant date fair value of option awards computed in accordance with ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Assumptions used in the calculation of this amount are included in footnote 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2012.

(3)	The amounts shown under Non-Equity Incentive Plan Compensation for Mr. Walker reflects a cash award under his employment agreement, which is discussed in further detail under “Executive Compensation—Compensation Discussion and Analysis—Annual Cash Incentive Compensation” and “—Potential Payments Upon Termination or Change-in-Control.”

(4)	The amount shown for Mr. Walker includes a flexible perquisites spending account in the amount of $25,000 per year, pursuant to his employment agreement, for use in paying for club membership dues, costs associated with purchasing or leasing an automobile, financial counseling, tax return preparation and mobile phones. We are required to pay the unused and remaining balances of such accounts annually to Mr. Walker. The amount was prorated for Mr. Walker’s service in 2011. We paid the following amounts from this account to Mr. Walker in the years indicated:

	Year	Club Membership Dues	Costs Associated with Purchase or Lease of Automobile	Remainder Paid in Cash	Total
J. Mike Walker	2011	—	$5,250	$14,846	$20,096
	2010	—	6,610	18,390	25,000
	2009	—	7,415	17,585	25,000

In addition, the amounts shown under All Other Compensation for each named executive officer include our matching contributions to Mr. DeBerry’s and Mr. Webster’s 401(k) account in the amounts of $8,681 and $5,058, respectively, and to each other named executive officer’s 401(k) account in the amount of $9,800. Each named executive officer is responsible for paying income tax on the amounts listed above.

(5)	The amount shown for Mr. DeBerry includes an overseas allowance of $23,409, a local payment refund of $3,894, a housing allowance of $80,396, a schooling allowance of $14,536, a utilities allowance of $4,130, a company car allowance of $7,000 payments for foreign taxes of $205,971, relocation costs of $32,884 and miscellaneous costs or allowances of $7,101.

(6)	The amount shown for Mr. Gariepy includes an overseas allowance of $23,409, a housing/utilities allowance of $55,871, a schooling allowance of $16,345, a transportation allowance of $2,202, a membership allowance of $1,885, a company car allowance for $6,931, payments for foreign taxes of $194,114, storage costs of $2,062, a U.S. tax return payment of $4,092, a tax gross up of $4,183, relocation costs of $39,464 and miscellaneous costs or allowances of $1,148.

(7)	Mr. Webster joined the Company on February 28, 2011. This amount reflects his salary from that date until December 31, 2011.

(8)	The amount shown for Mr. Webster includes a $100,000 bonus paid to Mr. Webster in August 2011 pursuant to the terms of his offer letter.

(9)	Compensation cost, calculated in accordance with ASC 718, related to accelerated vesting of Mr. Walker’s stock options upon his termination as Chief Executive Officer on October 20, 2011, in accordance with the terms of his employment agreement.

(10)	Mr. Walker’s employment as our Chief Executive Officer terminated effective October 20, 2011. See “Related Person Transactions—Former Chief Executive Officer” for additional information. In connection with such termination, we are obligated to pay to Mr. Walker (i) his base salary, including accrued vacation, through the date of his termination, to the extent not previously paid, (ii) his annual base salary for the remainder of the term under the employment agreement (i.e., through October 27, 2014), (iii) an amount equal to the product of the highest bonus paid to Mr. Walker in the prior three years and the number of years remaining under the term of the employment agreement (in recognition of Mr. Walker’s contributions to the Company and the lack of specificity in his employment agreement regarding the portion of this payment for 2014, the Committee exercised its discretion and awarded Mr. Walker a pro rata portion of a $530,000 annual bonus for the period from January 1, 2014 to October 27, 2014), and (iv) continued insurance coverage for Mr. Walker. In addition, stock options owned by Mr. Walker that were outstanding at the date of his termination were immediately vested pursuant to the employment agreement. In addition to Mr. Walker’s prorated Annual Bonus for 2011 in the amount of $115,000, the following table shows the amounts to be paid by the Company to Mr. Walker pursuant to his employment agreement and the estimated cost of the continued insurance coverage. We paid Mr. Walker’s unpaid salary and accrued vacation in the amount of $398,786 in November 2011 and his flexible perquisites and matching 401(k) contribution as described in footnote (4) above. The Company intends to pay amounts due for Mr. Walker’s annual base salary and annual bonus through the employment period in April 2012.

Annual Base Salary Through Remaining Employment Period	$1,824,307
Annual Bonus for Remaining Employment Period	1,495,617
Estimated Cost of Continued Insurance Coverage	246,297
Flexible Perquisites and Matching Contribution to 401(k) (see footnote 4 above)	29,896

Total	$3,596,117

Grants of Plan-Based Awards

The following table contains information with respect to the grant of plan-based awards.

	Grant Date	Date of Nominating, Governance and Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold	Target	Maximum	Target (#)
Blake T. DeBerry	10/28/2011	10/20/2011	—	—	—	15,000	—	—	$68.43	$485,700
	12/8/2011	12/8/2011	—	—	—	18,000	—	—		1,252,620
James A. Gariepy	10/28/2011	10/20/2011	—	—	—	15,000	—	—	$68.43	485,700
	12/8/2011	12/8/2011	—	—	—	18,000	—	—		1,252,620
Jerry M. Brooks	10/28/2011	10/20/2011	—	—	—	10,000	—	—	$68.43	323,800
	12/8/2011	12/8/2011	—	—	—	6,000	—	—		417,540
James C. Webster	10/28/2011	10/20/2011	—	—	—	8,000	—	—	$68.43	259,040
	12/8/2011	12/8/2011	—	—	—	6,000	—	—		417,540
J. Mike Walker	2/24/2011	—	$121,000	$363,000	$726,000	—	—	—	—	—

(1)	Reflects the cash annual incentive award payable to Mr. Walker under his employment agreement for performance in 2011. The amount shown as Target represents 60% of Mr. Walker’s salary as of October 20, 2011; the amount shown as Maximum represents 120% of Mr. Walker’s salary as of October 20, 2011; and the amount shown as Threshold represents 20% of Mr. Walker’s salary as of October 20, 2011. Pursuant to his employment agreement, the Committee had discretion to increase the award in its sole discretion. For more information, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Compensation” and “Related Person Transactions—Former Chief Executive Officer.” The actual amount paid in 2012 for 2011 performance is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	The grants of equity incentive plan awards consist of two types of awards for each named executive officer: an option award covering a number of shares listed in the Target column in the first line for each officer, and a restricted stock award covering a number of shares listed in the Target column in the second line for each officer. The options vest and become exercisable in 25% increments annually beginning on October 28, 2012. The restricted shares vest in 33 1/3% increments annually beginning on December 8, 2012. All awards were granted under our 2004 Incentive Plan. There are no thresholds or maximums for these awards.

(3)	Represents the full grant date fair value of the awards calculated in accordance with ASC 718. Assumptions used in the calculation of this amount are included in footnote 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding stock option and restricted stock awards made to each named executive officer as of December 31, 2011:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
	Exercisable	Unexercisable
Blake T. DeBerry	10,000	—		—	38.97	10/27/2016
	10,000	—		—	54.13	10/26/2017
	7,500	2,500	(a)	—	20.98	10/28/2018
	5,000	5,000	(b)	—	48.77	10/28/2019
	2,500	7,500	(c)	—	66.93	10/28/2020
	—	15,000	(d)	—	68.43	10/28/2021
							18,000	(e)	$1,184,760
James A. Gariepy	10,000	—		—	38.97	10/27/2016
	10,000	—		—	54.13	10/26/2017
	7,500	2,500	(a)	—	20.98	10/28/2018
	5,000	5,000	(b)	—	48.77	10/28/2019
	2,500	7,500	(c)	—	66.93	10/28/2020
	—	15,000	(d)	—	68.43	10/28/2021
							18,000	(e)	$1,184,760
Jerry M. Brooks	10,000	—		—	38.97	10/27/2016
	10,000	—		—	54.13	10/26/2017
	7,500	2,500	(a)	—	20.98	10/28/2018
	5,000	5,000	(b)	—	48.77	10/28/2019
	2,500	7,500	(c)	—	66.93	10/28/2020
	—	10,000	(d)	—	68.43	10/28/2021
							6,000	(e)	394,920
James C. Webster	—	8,000	(d)	—	68.43	10/28/2021
							6,000	(e)	394,920
J. Mike Walker(f)	39,645	—		—	38.97	10/20/2012
	29,928	—		—	54.13	10/20/2012
	80,791	—		—	20.98	10/20/2012
	35,985	—		—	48.77	10/20/2012
	27,117	—		—	66.93	10/20/2012

(a)	The options vest on October 28, 2012.

(b)	The options vest in two equal annual installments beginning on October 28, 2012.

(c)	The options vest in three equal annual installments beginning on October 28, 2012.

(d)	The options vest in four equal annual installments beginning on October 28, 2012.

(e)	The restricted stock awards vest in one-third increments over a three-year period beginning on December 8, 2012, the first anniversary of the date of grant.

(f)	Pursuant to the terms of Mr. Walker’s employment agreement, as a result of his termination of employment with the Company, all of his outstanding stock options vested and became exercisable on October 20, 2011 and the expiration date of such options was modified to occur on the earlier of the first anniversary of the date of his termination of employment with the Company or the expiration or termination date of such options.

Option Exercises and Stock Vested

During 2011, none of the named executive officers exercised any stock options.

Equity Compensation Plan Information

The table below sets forth the following information about our common stock that may be issued under our existing equity compensation plan as of December 31, 2011. Our existing equity compensation plan has been approved by our stockholders.

Plan Category	(a)		(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column(a)
Equity compensation plans approved by stockholders (1)	1,085,906	(2)	$49.50	1,013,498
Equity compensation plans not approved by stockholders	—		N/A	—

Total	1,085,906		$49.50	1,013,498

(1)	Consists of the 1997 Incentive Plan of Dril-Quip, Inc. and the 2004 Incentive Plan of Dril-Quip, Inc. No further awards may be issued under the 1997 Incentive Plan.

(2)	Includes shares underlying options.

Potential Payments Upon Termination or Change-in-Control

Current Executive Officers

Effective December 8, 2011, we entered into employment agreements with Blake T. DeBerry, President and Chief Executive Officer, James A. Gariepy, Senior Vice President and Chief Operating Officer, Jerry M. Brooks, Vice President—Finance and Chief Financial Officer, and James C. Webster, Vice President—General Counsel and Secretary.

If an executive’s employment is terminated by us without cause (as defined in the employment agreement) and prior to a change of control period (as defined in the employment agreement), the executive will be entitled to (i) a lump sum cash payment equal to the executive’s base salary through the termination date together with compensation for accrued vacation time (the “Accrued Amount”), (ii) a lump sum cash payment equal to two times the executive’s annual base salary, in the case of Messrs. DeBerry and Gariepy, and one times the annual base salary, in the case of Messrs. Brooks and Webster, and (iii) continued medical, dental and life insurance coverage until the earlier of the executive’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or two years, in the case of Messrs. DeBerry and Gariepy, or one year, in the case of Messrs. Brooks and Webster.

If an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in the employment agreement) and during a change of control period, the executive will be entitled to (i) a lump sum cash payment equal to the Accrued Amount, (ii) a lump sum cash payment equal to three times the executive’s annual base salary, in the case of Messrs. DeBerry and Gariepy, and two times the annual base salary, in the case of Messrs. Brooks and Webster, (iii) a lump sum cash payment equal to a pro rata portion of the greater of the annual bonus target for the year of termination or the average annual bonus amount paid for the three most recent performance periods (as defined in the employment agreement), (iv) a lump sum cash payment in an amount equal to three times, in the case of Messrs. DeBerry and Gariepy, and two times, in the case of Messrs. Brooks and Webster, the greater of the annual bonus target for the year of termination or the average annual bonus amount paid for the three most recent performance periods (as defined in the employment agreement), (v) immediate vesting of any stock options or restricted stock previously granted to the executive and outstanding as of the time immediately prior to the date of his termination, and (vi) continued medical, dental and life insurance coverage until the earlier of the executive’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or three years, in the case of Messrs. DeBerry and Gariepy, or two years, in the case of Messrs. Brooks and Webster.

If an executive’s termination is with cause at any time, other than for good reason during a change of control period or due to death or disability, the executive will be entitled to (i) a lump sum cash payment equal to the Accrued Amount and (ii) the provision of deferred compensation and other employee benefits otherwise due.

In the event the change-of-control severance benefits payable to the executive under the employment agreement subject the executive to the “parachute payment” excise tax under Section 4999 of the Code (“Excise Tax”), the executive will be liable for payment of the Excise Tax. No Excise Tax “gross-up payment” will be made to or on behalf of the executive by us.

The following tables show potential payments to our executive officers under their existing employment agreements upon termination of employment, assuming a December 31, 2011 termination date:

Blake T. DeBerry
Payments Upon Termination	Without Cause and Prior to Change of Control Period	Without Cause or By the Executive for Good Reason and During the Change of Control Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$31,307	$31,307	$31,307
Base Salary Severance Payment (2)	1,200,000	1,800,000	—
Pro Rated Bonus Amount (3)	—	250,000	—
Additional Bonus Amount (4)	—	750,000	—
Stock Options and Restricted Stock Vesting (5)	—	1,382,110	—
Continued Insurance Coverage (6)	24,061	37,362	—

Total	$1,255,368	$4,250,779	$31,307

(1)	Includes 108.53 hours of accrued vacation time.

(2)	Calculated using base salary in effect at December 31, 2011.

(3)	Calculated using a target bonus amount of $250,000.

(4)	Calculated using a target bonus amount of $250,000.

(5)	Calculated based on (i) the difference between the closing price of Dril-Quip common stock on December 30, 2011 ($65.82) and the exercise price of unvested stock options as of such date, in the case of stock options and (ii) the closing price of Dril-Quip common stock on December 30, 2011 ($65.82), in the case of restricted stock.

(6)	Calculated based on assumptions used for financial reporting purposes under FASB ASC 715-60 (“ASC 715-60”), Employer’s Accounting for Postretirement Benefits Other than Pensions.

James A. Gariepy
Payments Upon Termination	Without Cause and Prior to Change of Control Period	Without Cause or By the Executive for Good Reason and During the Change of Control Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$21,112	$21,112	$21,112
Base Salary Severance Payment (2)	1,100,000	1,650,000	—
Pro Rated Bonus Amount (3)	—	230,000	—
Additional Bonus Amount (4)	—	690,000	—
Stock Options and Restricted Stock Vesting (5)	—	1,382,110	—
Continued Insurance Coverage (6)	24,061	37,362	—

Total	$1,145,173	$4,010,584	$21,112

(1)	Includes 79.84 hours of accrued vacation time.

(2)	Calculated using base salary in effect at December 31, 2011.

(3)	Calculated using a target bonus amount of $230,000.

(4)	Calculated using a target bonus amount of $230,000.

(5)	Calculated based on (i) the difference between the closing price of Dril-Quip common stock on December 30, 2011 ($65.82) and the exercise price of unvested stock options as of such date, in the case of stock options and (ii) the closing price of Dril-Quip common stock on December 30, 2011 ($65.82), in the case of restricted stock.

(6)	Calculated based on assumptions used for financial reporting purposes under FASB ASC 715-60 (“ASC 715-60”), Employer’s Accounting for Postretirement Benefits Other than Pensions.

Jerry M. Brooks
Payments Upon Termination	Without Cause and Prior to Change of Control Period	Without Cause or By the Executive for Good Reason and During the Change of Control Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$65,236	$65,236	$65,236
Base Salary Severance Payment (2)	350,000	700,000	—
Pro Rated Bonus Amount (3)	—	140,000	—
Additional Bonus Amount (4)	—	280,000	—
Stock Options and Restricted Stock Vesting (5)	—	592,270	—
Continued Insurance Coverage (6)	12,599	26,076	—

Total	$427,835	$1,803,582	$65,236

(1)	Includes 387.69 hours of accrued vacation time.

(2)	Calculated using base salary in effect at December 31, 2011.

(3)	Calculated using a target bonus amount of $140,000.

(4)	Calculated using a target bonus amount of $140,000.

(5)	Calculated based on (i) the difference between the closing price of Dril-Quip common stock on December 30, 2011 ($65.82) and the exercise price of unvested stock options as of such date, in the case of stock options and (ii) the closing price of Dril-Quip common stock on December 30, 2011 ($65.82), in the case of restricted stock.

(6)	Calculated based on assumptions used for financial reporting purposes under FASB ASC 715-60 (“ASC 715-60”), Employer’s Accounting for Postretirement Benefits Other than Pensions.

James C. Webster
Payments Upon Termination	Without Cause and Prior to Change of Control Period	Without Cause or By the Executive for Good Reason and During the Change of Control Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$9,773	$9,773	$9,773
Base Salary Severance Payment (2)	300,000	600,000	—
Pro Rated Bonus Amount (3)	—	120,000	—
Additional Bonus Amount (4)	—	240,000	—
Stock Options and Restricted Stock Vesting (5)	—	394,920	—
Continued Insurance Coverage (6)	11,626	24,061	—

Total	$321,399	$1,388,754	$9,773

(1)	Includes 67.76 hours of accrued vacation time.

(2)	Calculated using base salary in effect at December 31, 2011.

(3)	Calculated using a target bonus amount of $120,000.

(4)	Calculated using a target bonus amount of $120,000.

(5)	Calculated based on (i) the difference between the closing price of Dril-Quip common stock on December 30, 2011 ($65.82) and the exercise price of unvested stock options as of such date, in the case of stock options and (ii) the closing price of Dril-Quip common stock on December 30, 2011 ($65.82), in the case of restricted stock.

(6)	Calculated based on assumptions used for financial reporting purposes under FASB ASC 715-60 (“ASC 715-60”), Employer’s Accounting for Postretirement Benefits Other than Pensions.

Former Chief Executive Officer

The employment agreement with Mr. Walker was entered into in connection with our initial public offering and amended effective December 31, 2009. The following table shows (i) the amounts to be paid by the Company to Mr. Walker pursuant to his employment agreement, (ii) the compensation cost of Mr. Walker’s stock options, and (iii) the estimated cost of continued insurance coverage for Mr. Walker. The Company paid Mr. Walker’s unpaid salary and accrued vacation in the amount of $398,786 in November 2011, which included 1,339 hours of accrued vacation time. The Company intends to pay amounts due for Mr. Walker’s annual base salary and annual bonus through the employment period in April 2012.

J. Mike Walker
Payments Upon Termination	Involuntary Not for Cause Termination
Prorated Annual Bonus for 2011 (1)	$115,000
Annual Base Salary Through Remaining Employment Period (2)	1,824,307
Annual Bonus for Remaining Employment Period (3)	1,495,617
Stock Options Vesting (4)(5)	1,351,456
Continued Insurance Coverage (6)	246,297

Total	$5,032,677

(1)	Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Compensation” for information regarding the determination of the annual cash bonus for 2011 for Mr. Walker.

(2)	Calculated using base salary in effect as of October 20, 2011 and the term of the employment agreement ending on October 27, 2014.

(3)	Calculated using the highest annual bonus paid during the last three years prior to October 20, 2011 ($530,000) and the term of the employment agreement ending on October 27, 2014. In recognition of Mr. Walker’s contributions to the Company and the lack of specificity in his employment agreement regarding the portion of this payment for 2014, the Committee exercised its discretion and awarded Mr. Walker a pro rata portion of a $530,000 annual bonus for the period from January 1, 2014 to October 27, 2014.

(4)	Compensation cost, calculated in accordance with ASC 718, related to accelerated vesting of Mr. Walker’s stock options upon his termination in October 2011, in accordance with the terms of his employment agreement.

(5)	Based on the difference between the closing price of Dril-Quip common stock on October 20, 2011 ($59.88) and the exercise price of unvested stock options as of such date, the intrinsic value of the stock options was $1,914,274.

(6)	The Company is obligated to provide continued insurance coverage to Mr. Walker. Calculated based on assumptions used for financial reporting purposes under ASC 715-60, Employer’s Accounting for Postretirement Benefits Other than Pensions.

Report of the Audit Committee

The Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance, and (iv) the performance of our internal audit function. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2011 with management and has discussed with BDO USA, LLP, our independent registered public accountants, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with respect to those audited financial statements.

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and has reviewed, evaluated and discussed with BDO USA, LLP its independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee

Alexander P. Shukis

John V. Lovoi

L.H. Dick Robertson

PROPOSAL II

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of BDO USA, LLP as independent registered public accounting firm to conduct an audit of our consolidated financial statements for the year ending December 31, 2012. This firm has acted as independent registered public accounting firm for us since September 2004, and was approved as independent registered public accounting firm for 2011 at our 2011 annual meeting of stockholders. The Board of Directors recommends the approval of BDO USA, LLP as independent registered public accounting firm to conduct an audit of our consolidated financial statements for the year 2012.

Fees

Aggregate fees for professional services rendered for us by our independent registered public accounting firm as of or for the years ended December 31, 2011 and 2010 were as follows:

		2011	2010
1.	Audit	$1,168,000	$1,141,000
2.	Audit Related	2,400	4,000
3.	Tax	—	—
4.	All Other	—	—

	Total:	$1,170,400	$1,145,000

Audit fees for 2011 were for professional services rendered for the audits of our consolidated financial statements (including consents), the review of those financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010 and opinions related to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. For 2011, fees associated with Sarbanes-Oxley compliance totaled $545,000.

Audit fees for 2010 were for professional services rendered for the audits of our consolidated financial statements (including consents), the review of those financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2011 and opinions related to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. For 2010, fees associated with Sarbanes-Oxley compliance totaled $530,000. Audit related fees in 2011 were related to statutory reporting in the U.K. for one of our subsidiaries. Audit related fees in 2010 were related to responses to SEC comment letters.

Representatives of BDO USA, LLP are expected to attend the annual meeting and will be available to respond to questions which may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent registered public accounting firm. Unless a service proposed to be provided by the independent registered public accounting firm has been pre-approved by the Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent registered public accounting firm is required to provide detailed back-up documentation concerning the specific services to be provided. The Audit Committee pre-approved all audit related services for 2010 and 2011.

The Audit Committee may delegate pre-approval authority to one or more of its members, including to a subcommittee of the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent registered public accounting firm.

Required Vote and Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the appointment of BDO USA, LLP as our independent registered public accounting firm. In accordance with our bylaws, approval of this proposal will require the affirmative vote of a majority of the votes cast “for” or “against” the proposal. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

PROPOSAL III

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers at the 2012 Annual Meeting of Shareholders. This item, commonly referred to as a “say on pay” vote, provides you, as a Dril-Quip, Inc. stockholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

The primary objective of our compensation programs are to attract and retain talented executive officers and to deliver rewards for superior corporate performance. We have structured our compensation program in order to:

•	align executive compensation with performance and appropriate peer group comparisons;

•	produce long-term, positive results for our stockholders;

•	create a proper balance between building stockholder wealth and executive wealth while maintaining good corporate governance; and

•	provide market-competitive compensation and benefits that will enable us to attract, motivate and retain a talented workforce.

The discussion under “Compensation Discussion and Analysis” beginning on page 15 describes our executive compensation program and the related decisions made by the Nominating, Governance and Compensation Committee in 2011 and the beginning of 2012 in more detail. We urge you to read this discussion, as well as the summary compensation table and other related compensation tables and narrative discussion beginning on page 25 which provides detailed information regarding the compensation of our named executive officers.

We are seeking your advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under “Compensation Discussion and Analysis,” and in the compensation tables and the related narrative discussion. As an advisory vote, this proposal is not binding upon the Company or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board of Directors and the Nominating, Governance and Compensation Committee. However, the Board of Directors values the opinions expressed by our stockholders, and, as it did in 2011, the Nominating, Governance and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Required Vote and Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement. In accordance with our bylaws, approval of this proposal will require the affirmative vote of a majority of the votes cast “for” or “against” the proposal. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

PROPOSAL IV

APPROVAL OF AMENDED AND RESTATED 2004 INCENTIVE PLAN

Background

The Company’s stockholders are being asked to approve the amendment and restatement of the 2004 Incentive Plan of Dril-Quip, Inc. (the “Restated Plan”) in order to (i) permit non-employee directors to receive awards under the Restated Plan and (ii) expand the available performance objectives and criteria that can be used for performance-based awards under the 2004 Incentive Plan. Approval of the Restated Plan by our stockholders also will allow performance-based awards to be made to certain of our officers that will qualify as performance-based compensation deductible under Section 162(m) of the Code.

The Restated Plan is intended to align the interests of our employees and non-employee directors with the interests of our stockholders while rewarding outstanding contributions to our success and profitability. The Restated Plan is also intended to strengthen our ability to attract and retain talented employees and directors.

In 2004, our Board of Directors and our stockholders initially approved the 2004 Incentive Plan of Dril-Quip, Inc., including the performance criteria contained in the 2004 Incentive Plan. In December 2008, our Board approved an amended and restated version of the 2004 Incentive Plan solely to comply with the requirements of Section 409A of the Code (as amended, the “2004 Incentive Plan”).

Section 162(m) of the Code imposes an annual deduction limit of $1,000,000 on the amount of compensation paid to each of our chief executive officer and our three other most highly compensated officers other than the chief financial officer. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The material terms of the performance goals are specifically described under the caption “Performance Criteria” below. Section 162(m) requires that performance criteria under plans such as the 2004 Incentive Plan be approved by our stockholders every five years in order to meet the performance-based compensation exception to the limitation on deductions for some awards. In April 2009, our stockholders re-approved the performance criteria for awards under the 2004 Incentive Plan. Stockholder approval of the Restated Plan and the material terms of the Restated Plan’s performance goals, as expanded, serves the purpose of ensuring the tax deductibility of certain awards made under the Restated Plan during the next five years.

Description of the Restated Plan

Provided below is a summary of the principal features of the Restated Plan. The summary does not purport to be a complete description of all the provisions of the Restated Plan, which is attached hereto as Exhibit A.

Performance Criteria. At the discretion of the Committee, employees and non-employee directors may be granted awards under the Restated Plan in the form of stock options, stock appreciation rights, stock awards, cash awards or performance awards. Such awards may be granted singly, in combination, or in tandem. Any of those awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals. The terms, conditions and limitations applicable to any performance award are decided by the Committee with respect to employees.

In making qualified performance awards for purposes of Section 162(m) of the Code, the Committee may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more of our business units or the applicable sector, or to the Company as a whole: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; shareholder value; net cash flow; operating income; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities and total market value. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses.

Plan Administration. The Committee, which is composed entirely of independent directors, has been designated by our Board to administer all awards under the Restated Plan. The Committee has the discretion to determine the eligible employees who will be granted awards, the sizes and types of such awards and the terms and conditions of such awards, subject to the limitations set forth in the Restated Plan. Our Board has the discretion to determine and grant awards to our directors, along with the sizes and types of such director awards and the terms and conditions of such awards, subject to the limitations set forth in the Restated Plan. The Committee, with respect to employee awards, and our Board, with respect to director awards, has full and final authority to interpret the Restated Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Restated Plan. The Committee may delegate any of its authority related to awards to participants who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, to the Board or any other committee of the Board.

Eligibility. Salaried employees of us and our subsidiaries and our directors are eligible to be considered for awards under the Restated Plan. Individuals who have agreed to become an employee of us or our subsidiaries or a director within six months after the date of grant are also eligible for awards under the Restated Plan. We and our subsidiaries currently have approximately 660 salaried employees.

Shares Available for Awards. When established (as adjusted to give effect to our two-for-one stock split in October 2006), up to 2,696,294 shares of common stock were reserved for issuance issued under the 2004 Incentive Plan. As of March 26, 2012, a total of approximately 1,013,498 shares of common stock remain available for issuance under the Restated Plan that are not subject to outstanding awards. All of the shares available for awards may be granted as incentive stock options or nonqualified options in the discretion of the Committee. Shares of common stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by us.

Shares subject to awards under the Restated Plan or the 1997 Incentive Plan of Dril-Quip, Inc. that are forfeited, terminated, expire unexercised, settled in cash, exchanged for other awards, withheld to satisfy tax obligations or otherwise lapse will become available for awards under the Restated Plan.

The Board may make appropriate adjustments in the number of shares available under the Restated Plan and the per person award limits noted below to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to stockholders or other similar event.

Employee Awards.

Stock Options. The Restated Plan provides for the granting to employees of incentive stock options, which are intended to comply with Section 422 of the Code, and to employees and directors of non-qualified stock options.

A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. All stock options granted under the Restated Plan must have an exercise price per share that is not less than the fair market value (as defined in the Restated Plan) of common stock on the date of grant. The grant price, number of shares, terms and conditions of exercise, whether a stock option may qualify as an incentive stock option under the Code, and other terms of a stock option grant will be fixed by the Committee as of the grant date. Stock options may not be repriced, including by means of a substitute award.

The exercise price of any stock option must be paid in full at the time the stock is delivered to the optionee. The price must be paid in cash or, if permitted by the Committee and elected by the participant, by means of tendering previously owned shares of common stock or shares issued pursuant to an award under the Restated Plan or another equity compensation plan.

Stock Appreciation Rights. The Restated Plan also provides for the granting of stock appreciation rights or SARs to employees. A SAR is a right to receive a payment, in cash or common stock, equal to the excess of the fair market value of a specified number of shares of common stock over a specified grant price. The terms of a SAR will be established by the Committee.

Stock Awards. The Restated Plan also provides for the granting of stock awards, restricted stock and restricted stock units (collectively, “stock awards”) to employees that consist of grants of common stock or units denominated in common stock. The terms, conditions and limitations applicable to any stock award will be decided by the Committee. At the discretion of the Committee, the terms of a stock award may include rights to receive dividends or dividend equivalents.

Cash Awards. The Restated Plan also provides for the granting of cash awards to employees. The terms, conditions and limitations applicable to any cash awards granted pursuant to the Restated Plan will be determined by the Committee.

Performance Awards. Any of the above-described employee awards may be made in the form of a performance award, which are described above in “Performance Criteria” above.

Award Limitations. Under the Restated Plan, no employee may be granted during any calendar year:

•	stock options and/or SARs covering more than 1,000,000 shares of common stock;

•	stock awards covering more than 100,000 shares of common stock; or

•	cash awards (including performance awards) in respect of any calendar year having a value determined on the grant date in excess of $3,000,000.

Director Awards. The Board may grant directors awards in accordance with the same terms governing all other awards under the Restated Plan other than incentive stock options. The Board will administer director awards.

Deferred Payment. At the discretion of the Committee, amounts payable in respect of awards granted under the Restated Plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Amendment, Modification, and Termination. Our Board may amend, modify, suspend, or terminate the Restated Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment shall be effective prior to approval by the stockholders if such approval is required by law or the requirements of the exchange on which the common stock is listed. Furthermore, without the prior approval of the stockholders, stock options issued under the Restated Plan will not be repriced.

Term. No awards may be made under the Restated Plan after May 10, 2022.

Unfunded Plan. Insofar as it provides for awards of cash, common stock or rights thereto, the Restated Plan is unfunded. Although we may establish bookkeeping accounts with respect to participants who are entitled to cash, common stock or rights thereto under the Restated Plan, we will use any such accounts merely as a bookkeeping convenience. We are not required to segregate any assets that may at any time be represented by cash, common stock or rights thereto, nor will the Restated Plan be construed as providing for such segregation, nor shall we, the Board or the Committee be deemed to be a trustee of any cash, common stock or rights thereto to be granted under the Restated Plan. Any liability or obligation of the Company to any participant with respect to an award of cash, common stock or rights thereto under the Restated Plan will be based solely on any contractual obligations that the Restated Plan and any award agreement create, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any of our property. None of us, the Board or the Committee will be required to give any security or bond for the performance of any obligation that the Restated Plan creates.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the Restated Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding by us) in an amount equal to the excess of: the amount of cash and the fair market value on the date of exercise of the common stock received over the exercise price (if any) paid for the non-qualified stock option or SAR. The participant will generally have a tax basis in any shares of common stock received on the exercise of a SAR, or on the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we, or one of our subsidiaries, will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes such a disqualifying disposition, we or one of our subsidiaries will then, subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

Cash Awards; Stock Unit Awards; Stock Awards. An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it. An employee will not have taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the employee receives common stock or cash in satisfaction of such stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when such stock is received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to common stock or cash received pursuant to a cash award, performance award, stock award or stock unit award. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the common stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we or one of our subsidiaries will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Certain Tax Code Limitations on Deductibility. Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by us for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The Restated Plan permits the Committee to structure grants and awards made under the Restated Plan to “covered employees” as performance-based compensation that is exempt from the limitation of Section 162(m) of the Code. However, the Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in our best interest, balancing tax efficiency with long-term strategic objectives.

Section 409A of the Code. Section 409A of the Code generally provides that deferred compensation subject to Section 409A of the Code that does not meet the requirements for an exemption from Section 409A of the Code must satisfy specific requirements, both in operation and in form, regarding: (i) the timing of payment; (ii) the election of deferrals; and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% tax on the participant of the deferred amounts included in the participant’s income.

Plan Benefits

Any future awards granted to non-employee directors, executive officers and non-executive officer employees under the plan are subject to the discretion of the Committee and, therefore, are not determinable at this time. However, if the Restated Plan is approved, we expect that the Board will award each of our non-employee directors approximately 1,600 shares of restricted stock.

The following table presents the number of shares of our common stock subject to stock options, the number of restricted stock awards and the aggregate grant date fair value of such awards granted under the plan during 2011 to our chief executive officer, the other named executive officers, the current executive officers as a group, all non-executive officers and employees as a group and all non-employee directors as a group.

Name	Stock Options	Restricted Stock Awards	Fully Vested Common Stock	Aggregate Grant Date Fair Value(1)
Blake T. DeBerry	15,000	18,000	—	$1,738,320
James A. Gariepy	15,000	18,000	—	1,738,320
Jerry M. Brooks	10,000	6,000	—	741,340
James C. Webster	8,000	6,000	—	676,580
J. Mike Walker	—	—	—	—
All current executive officers as a group	48,000	48,000	—	4,894,560
All non-executive officers and employees as a group	173,000	12,000	—	6,436,820
All non-employee directors as a group	—	—	—	—

(1)	Represents the full grant date fair value of the awards calculated in accordance with ASC 718. Assumptions used in the calculation of this amount are included in footnote 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2012.

For further information regarding compensation to executive officers, see “Executive Compensation.”

Effects of Not Approving the Restated Plan

If the proposed Restated Plan is not approved by our stockholders, the Restated Plan will not become effective and the 2004 Incentive Plan as previously approved will continue in effect in its current form.

Required Vote and Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the Restated Plan. In accordance with our bylaws, approval of this proposal will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of common stock entitled to vote. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will have the effect of negative votes. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

PROPOSAL V

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE SHORT TERM INCENTIVE PLAN

Background

The Company’s stockholders are being asked to approve the material terms of the performance goals under the Dril-Quip, Inc. Short Term Incentive Plan (the “STI Plan”) so that awards made to certain of our officers will qualify as performance-based compensation deductible under Section 162(m) of the Code. The STI Plan is designed to encourage a high level of corporate performance through the establishment of predetermined corporate, subsidiary or business unit goals.

Section 162(m) of the Code imposes an annual deduction limit of $1,000,000 on the amount of compensation paid to each of our chief executive officer and our three other most highly compensated officers other than the chief financial officer. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m) of the Code. The material terms of the performance goals are specifically described under the caption “Performance Goals” below. Section 162(m) of the Code requires that performance goals under plans such as the STI Plan be approved by our stockholders every five years in order to meet the performance-based compensation exception to the limitation on deductions for some awards. Stockholder approval of the STI Plan serves the purpose of ensuring the tax deductibility of certain awards made under the STI Plan during the next five years.

If the STI Plan is approved by our stockholders, we will begin making awards under the STI Plan in 2013.

Description of the STI Plan

Provided below is a summary of the principal features of the STI Plan. The summary does not purport to be a complete description of all the provisions of the STI Plan, which is attached hereto as Exhibit B.

Plan Administration and Eligibility. The Committee administers the STI Plan. The Committee may delegate any of its authority related to awards to participants who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, to any other committee of the Board or to our chief executive officer. Employees of the Company or any of its subsidiaries who (a) are employed on the last day of the plan year and (b) are employed on the payment date of an award under the STI Plan are eligible for the payment of an award under the STI Plan.

Awards. The Committee determines the terms and conditions of awards and designates the recipients. Generally, awards are based on a percentage of actual base salary or gross wages paid to the participant during the plan year, including vacation, holiday and sick time. All or part of an award may be subject to conditions established by the Committee, which may include continuous service, achievement of specific individual and/or business objectives and other measures of performance.

Performance Goals. Under the STI Plan, the Committee establishes objective goals within the first 90 days of the performance period or within the first 25% of the performance period, whichever is earlier, and in any event, while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal has been met. A performance goal may be based on one or more business criteria that apply to the individual, one or more of our business units, or the Company as a whole. Performance goals are based on one or more of the following financial or operational factors, as applied to the Company or a business unit, as applicable: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; shareholder value; net cash flow; operating income; EBIT; EBITDA; cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities and total market value.

Performance goals need not be based on an increased or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. The Committee may decrease the amount payable pursuant to a performance award, but in no event may the Committee increase the amount payable pursuant to a performance award to a “covered employee” (as defined under Section 162(m) of the Code) other than as provided in Section 162(m) of the Code. The Committee may increase the amount of a performance award to any participant who is not a covered employee. No participant may be granted performance awards that would result in the payment of more than $5,000,000 per plan year.

Certification of Goals and Payment of Awards. Before paying any performance award, the Committee must certify in writing that the applicable performance goals were satisfied. Awards are paid in cash as soon as practicable after the close of the plan year but in no event later than March 15th of the year following the close of the plan year.

Amendment and Termination of Plan. The STI Plan may be amended, modified, suspended, or terminated by our Board in order to address any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would adversely affect the rights of any participant under any award previously granted may be made without the consent of the participant, and no amendment may be effective prior to its approval by our stockholders, if such approval is required by law or an exchange.

Plan Benefits

Awards under the STI Plan are granted at the discretion of the Committee. No determination has yet been made as to the amount or terms of future awards under the STI Plan.

For further information regarding compensation to executive officers, see “Executive Compensation.”

Required Vote and Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the STI Plan. In accordance with our bylaws, approval of this proposal will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will have the effect of negative votes. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file.

Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2011 all our directors and executive officers during 2011 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

ADDITIONAL INFORMATION

Stockholder Proposals for 2013 Meeting

In order to be included in our proxy material for our annual meeting of stockholders in 2013, eligible proposals of stockholders intended to be presented at the annual meeting must be received by us on or before December 7, 2012 (directed to our Corporate Secretary at the address indicated on the first page of this proxy statement).

Advance Notice Required for Stockholder Nominations and Proposals

Our bylaws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the annual meeting to be held in 2013 if it is received by February 9, 2013. In the case of director nominations by stockholders, our bylaws require that 90 days’ advance written notice be delivered to our Corporate Secretary at our executive offices and set forth for each person whom the stockholder proposes to nominate for election or re-election as a director, among other things, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of our capital stock beneficially owned by such person and (d) the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as of a director if elected. The stockholder giving the notice must also include the name and address, as they appear on our books, of such stockholder and the number of shares of each class of our voting stock that are then beneficially owned by such stockholder.

In the case of other proposals by stockholders at an annual meeting, our bylaws require that 90 days advance written notice be delivered to our Corporate Secretary at our executive offices and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our books, the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of our stock that are beneficially owned by the stockholder on the date of such notice, (d) any financial interest of the stockholder in such proposal and (e) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. A copy of our bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from our Corporate Secretary at the address indicated on the first page of this proxy statement.

In order for director nominations and stockholder proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by our Corporate Secretary on or before February 11, 2012. We received no such notice and no stockholder director nominations or proposals will be presented at the annual meeting.

Householding of Annual Meeting Materials

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (“street-name stockholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to stockholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at 713-939-7711. Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name stockholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

Annual Report

The Annual Report to Stockholders, which includes our consolidated financial statements for the year ended December 31, 2011, has been mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

You may obtain a copy of Dril-Quip’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 without charge from our Corporate Secretary by sending a written request to the address indicated on the first page of this proxy statement. The Annual Report on Form 10-K is also available at www.dril-quip.com.

By Order of the Board of Directors

Blake T. DeBerry

President and Chief Executive Officer

April 6, 2011

Exhibit A

2004 INCENTIVE PLAN

OF

DRIL-QUIP, INC.

(As Amended and Restated Effective as of May 10, 2012)

1.     Establishment of This Plan.    Dril-Quip, Inc., a Delaware corporation (the “Company”), established the 2004 Incentive Plan of Dril-Quip, Inc on March 18, 2004 and amended and restated such plan effective as of December 31, 2008 (the “Prior Plan”). By this instrument, the Company now amends and restates the Prior Plan as set forth herein (the “Plan”), effective as of May 10, 2012 in order to permit non-employee directors to receive Awards under this Plan. References in this Plan to “Paragraphs” are to Paragraphs of this Plan.

2.     Definitions.    As used in this Plan, the following terms have the following respective meanings:

“Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem, to a Participant on such terms and subject to such conditions and limitations as the Committee may establish consistent with the terms of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Nominating, Governance and Compensation Committee of the Board or any successor committee of the Board designated by the Board consisting of at least two Directors.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means Dril-Quip, Inc., a Delaware corporation.

“Director” means an individual serving as a member of the Board who is not an Employee.

“Director Award” means the grant of any Award (other than an Incentive Option) to a Participant who is a Director.

“Dividend Equivalents” means, with respect to shares of Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period applicable to those shares on a like number of shares of Common Stock.

“Employee” means any salaried employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant of any Award to an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

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“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the closing bid price on that date or, if there are no quotations available for that date, on the last preceding date for which those quotations are available, as reported by an inter-dealer quotation system or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not an Incentive Option.

“1997 Plan” means the 1997 Incentive Plan of Dril-Quip, Inc., as amended and restated effective as of December 31, 2008.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant, the earning of which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Performance Award will be earned.

“Restricted Stock” means any Common Stock that has its transfer restricted or that is subject to forfeiture provisions as provided in the Award Agreement relating thereto.

“Restriction Period” means a period of time beginning as of the effective date as of which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date on which the Common Stock subject to that Award is no longer restricted as to its transfer or subject to forfeiture provisions.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Section 409A” means Section 409A of the Code and related regulations and guidance issued by the Internal Revenue Service and Department of the Treasury.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation that have the right to vote generally on matters submitted to a vote of the stockholders of that corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3.     Objectives.    The Company has designed this Plan (i) to attract and retain Directors and key Employees, (ii) to encourage the sense of proprietorship of these persons in the Company and (iii) to stimulate the active interest of these persons in the development and financial success of the Company and its Subsidiaries by making Awards under this Plan.

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4.     Eligibility.

(a)     Key Employees eligible for Employee Awards are those assigned or to be assigned positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

(b)     All Directors are eligible for Director Awards under this Plan.

(c)     The Committee may grant a Director Award or an Employee Award to any individual who has agreed in writing to become a Director or an Employee, respectively, within six months after the date of that agreement, provided that the effectiveness of that Award will be subject to the condition that the individual actually becomes a Director or Employee within that time period.

5.     Common Stock Available for Awards.    Subject to the provisions of Paragraph 16 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 2,696,294 shares of Common Stock. No more than 2,696,294 shares of Common Stock will be used for Awards of Incentive Options. The number of shares of Common Stock that are the subject of Awards under this Plan or the 1997 Plan which are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued to a Participant or are exchanged for a consideration that does not involve Common Stock will again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company will from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6.     Administration.

(a)     Except as otherwise provided in this Plan with respect to actions or determinations by the Board, the Committee will administer this Plan.

(b)     Subject to the provisions hereof, the Committee will have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee also will have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers will be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of any Award, eliminate or make less restrictive any restrictions contained in any Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (i) not adverse to the Participant to whom that Award was granted or (ii) consented to in writing by that Participant; provided that the exercise price of an outstanding Option will not be reduced without approval of the stockholders of the Company. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Director Awards.

(c)     No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan will be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

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7.     Delegation of Authority.    The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act to the Board or to any other committee of the Board (which may consist of one or more members), provided such delegation is made in writing and specifically sets forth such delegated authority. The officers of the Company, for and on behalf of the Company, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

8.     Employee Awards.

(a)     The Committee will determine the type or types of Employee Awards to be made and will designate from time to time the Employees who are to receive Employee Awards. Each Employee Award will be evidenced by an Award Agreement containing such terms, conditions and limitations as the Committee determines in its sole discretion and signed by the Participant to whom the Employee Award is made and by an authorized officer for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 8(a) hereof and may be granted singly or in combination or tandem with other Employee Awards. Employee Awards also may be made in combination or tandem with, in replacement of or as alternatives to grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. No option may be granted in exchange or in replacement of an option having a higher exercise price. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. If a Participant holding an Employee Award ceases to be an Employee, any unexercised, deferred, unexercisable, unvested or unpaid portion of that Employee Award will be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

 (i)         Stock Option.    An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which any share of Common Stock may be purchased on the exercise of any Option will not be less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option, and the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable.

 (ii)       Stock Appreciation Right.    An Employee Award may be in the form of a SAR. The Committee will determine the terms, conditions and limitations applicable to each SAR awarded pursuant to this Plan, including its term and the date or dates on which it becomes exercisable.

 (iii)     Stock Award.    An Employee Award may be in the form of a Stock Award. The Committee will determine the terms, conditions and limitations applicable to each Stock Award granted pursuant to this Plan.

 (iv)      Cash Award.    An Employee Award may be in the form of a Cash Award. The Committee will determine the terms, conditions and limitations applicable to each Cash Award granted pursuant to this Plan.

 (v)        Performance Award.    Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of

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service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established) and, in any event, while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more business criteria, including, but not limited to, those that apply to the individual, one or more lines or classes of products or services of the Company, one or more business divisions, groups or units of the Company or the Company as a whole and may include one or more of the following: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; shareholder value; net cash flow; operating income; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities and total market value. Unless otherwise stated, a Performance Goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i) or any successor law or regulation, and the Committee in establishing such goals and interpreting the Plan will be guided by those provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that the applicable Performance Goals were, in fact, satisfied. Subject to the foregoing provisions, the Committee will determine the terms, conditions and limitations applicable to Performance Awards.

(b)     Notwithstanding anything to the contrary contained in this Plan, the following limitations will apply to each Award:

 (i)         no Employee may be granted, during any one-year period, Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock;

 (ii)       no Employee may be granted, during any one-year period, Stock Awards covering or relating to more than 100,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-based Awards Limitations”); and

 (iii)     no Employee may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $3,000,000.

9.     Director Awards.    The Board has the sole authority to grant Director Awards from time to time in accordance with this Paragraph 9. Director Awards may consist of the forms of Award described in Paragraph 8, other than Incentive Options, and shall be granted subject to such terms and conditions as specified in Paragraph 8. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board, in its sole discretion.

10.    Payment of Awards.

(a)     General.    Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee (or the Board, in the case of Director Awards) may determine, including, in the case of Common Stock, restrictions on transfer and forfeiture

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provisions. If payment of an Award is made in the form of shares of Restricted Stock, the applicable Award Agreement relating to those shares will specify whether they are to be issued at the beginning or end of their Restriction Period. If shares of Restricted Stock are to be issued at the beginning of their Restriction Period, the certificates evidencing those shares (to the extent that those shares are so evidenced) will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. If shares of Restricted Stock are to be issued at the end of their Restriction Period, the right to receive those shares will be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)     Deferral.    The Committee, in its sole discretion, may permit selected Participants to elect to defer payments of some or all types of Awards, subject to the terms and conditions established by the Committee and the requirements of Section 409A. Any deferred payment of an Award, whether elected by the Participant or specified by the applicable Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

(c)     Dividends and Interest.    Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

(d)     Substitution of Awards.     At the discretion of the Committee, a Participant may be offered an election to substitute any Award for another Award or Awards of the same or a different type.

11.    Stock Option Exercise.    The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase those shares by means of tendering Common Stock or surrendering another Award, including shares of Restricted Stock, valued at their Fair Market Value per share on the date of exercise or any combination thereof. The Committee will determine acceptable methods for Participants to tender Common Stock or other Awards; provided, that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, if shares of Restricted Stock are tendered as consideration for the exercise of an Option, the number of the shares issued on the exercise of the Option that equals the number of shares of Restricted Stock used as consideration therefor will be subject to the same restrictions as the Restricted Stock so submitted as well as to any additional restrictions the Committee may impose.

12.    Taxes.    The Company will have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan or at the time otherwise required by applicable law, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of those taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, those shares will be valued at their Fair Market Value per share when the tax withholding is required to be made.

13.    Amendment, Modification, Suspension or Termination.    The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the consent of that Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Common Stock is listed.

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14.    Section 409A.    The following provisions shall apply to this Plan, notwithstanding any provision to the contrary:

(a)     This Plan is intended to comply with Section 409A and ambiguous provisions, if any, shall be construed in a manner that is compliant with or exempt from the application of Section 409A. If a provision of the Plan would result in the imposition of applicable taxes and interest under Section 409A, such provision may be reformed to avoid imposition of such taxes and interest and no action taken to comply with Section 409A shall be deemed to adversely affect any rights or benefits of the Participant hereunder.

(b)     This Plan shall not be amended in a manner that would cause the Agreement or any amounts payable under the Plan to fail to comply with the requirements of Section 409A, to the extent applicable, and, further, the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Agreement.

(c)     The Plan shall neither cause nor permit any payment, benefit or consideration to be substituted for a benefit that is payable under this Plan if such action would result in the failure of any amount that is subject to Section 409A to comply with the applicable requirements of Section 409A.

(d)     Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A as of the Participant’s date of termination, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which are subject to the provisions of Section 409A and are not otherwise excluded under Section 409A and would otherwise be payable during the first six-month period following such separation from service shall be paid on the first business day next following the earlier of (i) the date that is six months and one day following the date of termination or (ii) the date of the Participant’s death.

(e)     For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

15.    Assignability.    Unless otherwise determined by the Committee (or the Board in the case of Director Awards) and provided in the applicable Award Agreement, no Award or any other benefit under this Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in any Award Agreement other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 15 will be null and void.

16.    Adjustments.

(a)     Notwithstanding any other provision of this Paragraph 16 to the contrary, the Company shall neither cause nor permit any adjustments to any equity interest to be made in a manner that would result in the equity interest’s becoming subject to Section 409A unless, after such adjustment, the equity interest is in compliance with the requirements of Section 409A to the extent applicable.

(b)     The existence of outstanding Awards will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock (whether or not that issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

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(c)     If any subdivision, split or combination of outstanding shares of Common Stock or any declaration of a dividend payable in shares of Common Stock occurs, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) the Stock-based Awards Limitations each will be proportionately adjusted by the Board to reflect the consequences of that occurrence. If any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends) occurs, the Board will make appropriate adjustments to the amounts or other items referred to in clauses (ii), (iii), (iv) and (v) of the preceding sentence to give effect to that transaction; provided, that such adjustments will be only those as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of those Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee will be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

17.    Restrictions.    No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied, on the basis of advice of its counsel, that the issuance will comply with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that the shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system on which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon those certificates (if any) to make appropriate reference to those restrictions.

18.    Unfunded Plan.    Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan will be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will this Plan be construed as providing for that segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely on any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that may be created by this Plan.

19.    Governing Law.    This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware.

20.    Effective Date.    The Plan as approved by the Board is effective as of May 10, 2012, which is the date the Plan was approved by the Company’s stockholders at the Company’s annual stockholder meeting.

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Exhibit B

DRIL-QUIP, INC.

SHORT TERM INCENTIVE PLAN

(Effective as of January 1, 2013)

1.     Purpose:    The purpose of the Dril-Quip, Inc. Short Term Incentive Plan (the “Plan”) is to encourage a high level of corporate performance through the establishment of predetermined corporate, Subsidiary or business unit and/or individual goals, the attainment of which will require a high degree of competence and diligence on the part of those Employees (including officers) of Dril-Quip, Inc. (the “Company”) or of its participating Subsidiaries selected to participate in the Plan, and which will be beneficial to the owners and customers of the Company.

2.     Definitions:    Unless the context otherwise clearly requires, the following definitions are applicable to the Plan:

Award:    An incentive compensation award generally payable in cash granted to a Participant with respect to a particular Plan Year pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

Board:    The Board of Directors of the Company.

Code:    The Internal Revenue Code of 1986, as amended.

Committee:    The Nominating, Governance and Compensation Committee of the Board or any successor committee of the Board designated by the Board consisting of at least two directors.

Company:    Dril-Quip, Inc. or any successor thereto.

Compensation:    Compensation or eligible earnings during the year means the actual base salary paid to a salaried exempt Participant during the Plan Year, including vacation, holiday and sick time. Eligible earnings exclude all special payments, bonuses, allowances, reimbursements, and payments in lieu of overtime. Compensation or eligible earnings during the year means the actual gross wages paid to a hourly or salaried non-exempt Participant during the Plan Year, including vacation, holiday and sick time. Eligible earnings exclude all special payments, bonuses, allowances, reimbursements, but include overtime pay in a manner consistent with the requirements of applicable labor law.

Employee:    An employee of the Company or any of its Subsidiaries who is a regular full or part-time employee and who regularly works at least 20 hours per week.

Employer:    The Company and each Subsidiary which is designated by the Committee as an Employer under this Plan.

Exchange Act:    The Securities Exchange Act of 1934, as amended from time to time.

Participant:    An Employee who is selected to participate in the Plan.

Payment Date:    The date an Award shall be paid as provided in Section 8(b) of the Plan.

Performance Award:    An Award made to a Participant pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

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Performance Goals:    The performance objectives of the Company, its Subsidiaries or its business units and/or individual Participants established for the purpose of determining the level of Awards, if any, earned during a Plan Year.

Plan:    This Dril-Quip, Inc. Short Term Incentive Plan, as amended from time to time.

Plan Year:    The calendar year.

Subsidiary: A subsidiary corporation with respect to the Company as defined in Section 424(f) of the Code.

A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

3.     Participation:    The Committee shall select the Employees who will be Participants for each Plan Year. No Employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Plan Year, (b) if so selected, to be entitled to an Award, or (c) if selected as a Participant in one Plan Year, to be selected as a Participant in any subsequent Plan Year. The terms and conditions under which a Participant may participate in the Plan shall be determined by the Committee in its sole discretion. Participants may or may not be “Covered Employees” as defined under Section 162(m) of the Code.

4.     Eligibility:    Only Employees who (a) are employed on the last day of the Plan Year and (b) are employed on the Payment Date are eligible for the payment of an Award under the Plan.

5.     Plan Administration:    The Plan shall be administered by the Committee. All decisions of the Committee shall be binding and conclusive on the Participants. The Committee, on behalf of the Participants, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

(a)     To select the Participants;

(b)     To interpret, construe, approve and adjust all terms, provisions, conditions and limitations of this Plan;

(c)     To decide any questions arising as to the interpretation or application of any provision of the Plan;

(d)     To prescribe forms and procedures to be followed by Employees for participation in the Plan, or for other occurrences in the administration of the Plan;

(e)     To establish the terms and conditions of any Agreement under which an Award may be earned and paid; and

(f)     In addition to all other powers granted herein, the Committee shall make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

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6.     Delegation of Authority:    The Committee may delegate any of its authority (i) to select Participants who are not subject to Section 16(b) of the Exchange Act (“Non-Section 16(b) Participants”), (ii) grant Awards to Non-Section 16(b) Participants and (iii) determine the value of Awards granted to Non-Section 16(b) Participants to any other committee of the Board or to the Company’s Chief Executive Officer, provided such delegation is made in writing and specifically sets forth such delegated authority. The officers of the Company, for and on behalf of the Company, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

7.      Awards:    The Committee shall determine the terms and conditions of Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of Awards. Awards may also be made in combination or in tandem with, in replacement of, or as alternative to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific individual and/or business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Unless specified otherwise by the Committee, the amount payable pursuant to an Award shall be based on a percentage of the Participant’s Compensation.

An Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of such period of service to which the Performance Goal relates and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole. Performance Goals shall be based upon targets established by the Committee with respect to one or more of the following financial or operational factors, as applied to the Company or a business unit, as applicable: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; shareholder value; net cash flow; operating income; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities and total market value. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. The Committee, in its sole discretion, may decrease the amount payable pursuant to a Performance Award, but in no event shall the Committee have discretion to increase the amount payable to a Participant who is a “Covered Employee” as defined under Code Section 162(m) and accompanying guidance issued thereunder pursuant to a Performance Award in a manner inconsistent with the requirements for qualified performance-based compensation under Code Section 162(m). However, the Committee may increase the amount of a Performance Award to any Participant who is not a Covered Employee. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing in a non-uniform manner among Participants.

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In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) applicable to qualified performance-based compensation, and the Committee in establishing such Performance Goals and interpreting the Plan shall be guided by such provisions. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards pursuant to this Plan shall be determined by the Committee. No Participant may be granted Performance Awards which will result in the payment of more than $5,000,000 per Plan Year.

8.     Payment of Awards:    The Committee has sole and absolute authority and discretion to determine whether an Award shall be paid under this Plan and if so such payment will be made in accordance with the following:

(a)     Form of Payment:    Generally, payment of Awards shall be made in a lump sum cash payment and may be subject to such restrictions as the Committee shall determine.

(b)     Date of Payment:    Payment of any Awards for a Plan Year (“Award Plan Year”) shall be made as soon as practicable after the close of the Award Plan Year (as determined by the Committee), but in no event later than March 15th of the Plan Year immediately following the close of the Award Plan Year (“Payment Date”).

9.     Assignability:    Unless otherwise determined by the Committee and provided in the Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 9 shall be null and void.

10.    Tax Withholding:    The Company shall have the right to withhold applicable taxes from any Award payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

11.    Finality of Determinations:    Any determination by the Committee in carrying out or administering this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

12.    Employee Rights Under the Plan:    No Employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving an Employee any right to be retained in the employ of the Company or an Employer. No Participant shall have any lien on any assets of the Company or an Employer by reason of any Award made under this Plan.

13.    Amendment, Modification, Suspension or Termination:    The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (b) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company; provided, however, that clause (b) shall only apply if, and to the extent, such approval is required by applicable legal requirements.

14.    Governing Law:    This Plan and all determinations made and actions taken pursuant hereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

15.    Effective Date:    The Plan is effective as of January 1, 2013.

16.    Exclusion from Section 409A:    This Plan is intended to provide “short-term deferrals” as described in Treasury Regulation § 1.409A-1(b)(4) under Section 409A of the Code (or successor guidance thereto), and not

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to be a “nonqualified deferred compensation plan” for purposes of Section 409A of the Code. The Plan shall be administrated and interpreted consistent with that intent.

17.    Unfunded Status of Plan:    The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

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DRIL-QUIP, INC.

20325

▼  FOLD AND DETACH HERE  ▼

Please mark your votes as indicated in this example	☒

1.	ELECTION OF DIRECTOR	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	Nominee: 01 L. H. Dick Robertson	☐	☐	☐	4.	Approval of the amended and restated 2004 Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

2.	Approval of the appointment of BDO USA, LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐	5.	Approval of the material terms of the performance goals under the Company’s Short Term Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Advisory vote to approve compensation of the Company’s named executive officers.	☐	☐	☐

Please sign, date and return the
Proxy Card promptly, using the enclosed envelope.
Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date	, 2012

You can now access your DRIL-QUIP, INC. account online.

Access your DRIL-QUIP, INC. account online via Investor ServiceDirect® (ISD).

The transfer agent for DRIL-QUIP, INC. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect ®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2012.

The Proxy Statement, our annual report to shareholders and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/drq

▼ FOLD AND DETACH HERE ▼

DRIL-QUIP, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
May 10, 2012

The undersigned hereby appoints Jerry M. Brooks and James C. Webster, jointly and severally, as proxy holders, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dril-Quip, Inc. (the “Company”) to be held on Thursday, May 10, 2012, at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT COME BEFORE THE MEETING. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NAMED HEREIN, FOR APPROVAL OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF THE AMENDED AND RESTATED 2004 INCENTIVE PLAN AND FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE COMPANY’S SHORT TERM INCENTIVE PLAN.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed on the other side.)		20325